Exhibit 10.3

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
BLUE OWL CAPITAL HOLDINGS LP
a Delaware limited partnership
Dated as of April 1, 2025
________________________
THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

TABLE OF CONTENTS
Page
Section 1.1    Definitions    2
Section 1.2    Interpretation    18
    ARTICLE II GENERAL PROVISIONS    18
Section 2.1    Formation    18
Section 2.2    Name    18
Section 2.3    Principal Place of Business; Other Places of Business    19
Section 2.4    Designated Agent for Service of Process    19
Section 2.5    Term    19
Section 2.6    No Concerted Action    19
Section 2.7    Business Purpose    19
Section 2.8    Powers    19
Section 2.9    Certificates; Filings    19
Section 2.10    Representations and Warranties by the Partners    20
Section 2.11    References to Certain Equity Securities    21
    ARTICLE III CLASSES OF PARTNERSHIP INTERESTS; CAPITAL CONTRIBUTIONS    22
Section 3.1    Classes of Partnership Interests; Capital Contributions of the Partners    22
Section 3.2    Issuances of Additional Partnership Interests    24
Section 3.3    Additional Funds and Capital Contributions    24
Section 3.4    Issuances; Repurchases and Redemptions; Recapitalizations    25
Section 3.5    No Interest; No Return    30
Section 3.6    Capital Accounts    30
Section 3.7    Certain Preemptive Rights of the NB Partners    32
Section 3.8    Adjustments    33
    ARTICLE IV DISTRIBUTIONS    33
Section 4.1    Distributions Generally    33
Section 4.2    Tax Distributions    33
Section 4.3    Distributions in Kind    34
Section 4.4    Distributions to Reflect Additional Partnership Units    34
Section 4.5    Restricted Distributions    34
Section 4.6    Use of Distributions    35
Section 4.7    Certain Agreements Regarding Class P Units    35
    ARTICLE V ALLOCATIONS    35
Section 5.1    General Allocations    35
Section 5.2    Additional Allocation Provisions    36
Section 5.3    Tax Allocations    38
Section 5.4    Other Allocation Rules    38
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    ARTICLE VI OPERATIONS    39
Section 6.1    Management    39
Section 6.2    Compensation and Advances    42
Section 6.3    Outside Activities    43
Section 6.4    Transactions with Affiliates    45
Section 6.5    Liability of Partners; Fiduciary and Other Duties; Indemnification    46
Section 6.6    Indemnification    47
Section 6.7    Certain NB Consent Rights    49
    ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS    50
Section 7.1    Return of Capital    50
Section 7.2    Rights of Limited Partners Relating to the Partnership    50
    ARTICLE VIII BOOKS AND RECORDS    51
Section 8.1    Books and Records    51
Section 8.2    Inspection    51
    ARTICLE IX TAX MATTERS    51
Section 9.1    Preparation of Tax Returns    51
Section 9.2    Tax Elections    51
Section 9.3    Partnership Representative    52
Section 9.4    Withholding Tax Indemnification    54
Section 9.5    Subject Liabilities    54
Section 9.6    FIC Distribution    55
Section 9.7    Exchange Agreement    55
Section 9.8    Intended Tax Treatment    55
    ARTICLE X PARTNER TRANSFERS AND WITHDRAWALS    55
Section 10.1    Transfer    55
Section 10.2    Transfer of General Partner’s Partnership Interest    55
Section 10.3    Limited Partners’ Rights to Transfer    56
Section 10.4    Substituted Limited Partners    58
Section 10.5    Assignees    59
Section 10.6    General Provisions    59
    ARTICLE XI ADMISSION OF PARTNERS    60
Section 11.1    Admission of Successor General Partner    60
Section 11.2    Partners; Admission of Additional Limited Partners    61
Section 11.3    Limit on Number of Partners    62
Section 11.4    Admission    62
    ARTICLE XII DISSOLUTION, LIQUIDATION AND TERMINATION    62
Section 12.1    No Dissolution    62
Section 12.2    Events Causing Dissolution    62
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Section 12.3    Distribution upon Dissolution    62
Section 12.4    Rights of Holders    64
Section 12.5    Termination    64
Section 12.6    Reasonable Time for Winding-Up    64
    ARTICLE XIII AMENDMENTS; MEETINGS    64
Section 13.1    Amendments    64
Section 13.2    Procedures for Meetings and Actions of the Partners    65
    ARTICLE XIV EXCHANGE RIGHTS    66
Section 14.1    Exchanges (Generally)    66
Section 14.2    Lock-Up Periods (Exchanges)    66
Section 14.3    Subject to Exchange Agreement    67
Section 14.4    Alternative Subsidiaries    67
    ARTICLE XV MISCELLANEOUS    67
Section 15.1    Partnership Counsel    67
Section 15.2    Appointment of General Partner as Attorney-in-Fact    68
Section 15.3    Governing Law; Waiver of Jury Trial; Jurisdiction    68
Section 15.4    Accounting and Fiscal Year    69
Section 15.5    Entire Agreement    69
Section 15.6    Further Assurances    69
Section 15.7    Notices    69
Section 15.8    Construction    70
Section 15.9    Binding Effect    70
Section 15.10    Severability    70
Section 15.11    Confidentiality    70
Section 15.12    Consent to Use of Name    73
Section 15.13    Consent by Spouse    73
Section 15.14    Counterparts    74
Section 15.15    Survival    74
Section 15.16    Anti-Money Laundering Representations and Undertakings    74
Section 15.17    Relationship to Other Blue Owl Operating Group Entities    74
Section 15.18    Distributions in Kind by NB Partners    74

Schedule I: Equity Ownership
Schedule II: Protected Partners
Exhibit A: Capital Contributions
Exhibit B: Consent by Spouse
Exhibit C: Anti-Money Laundering Representations and Undertakings

iii

THIRD AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF BLUE OWL CAPITAL HOLDINGS LP
This Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP (the “Partnership”), dated as of April 1, 2025 (the “Effective Date”), is entered into by and among Blue Owl Capital Inc., a Delaware corporation (“PubCo”), Blue Owl Capital GP LLC, a Delaware limited liability company, a wholly owned subsidiary of PubCo and a General Partner of the Partnership (“Blue Owl GP”), and the Limited Partners (as defined in this Agreement).
WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq. (as it may be amended from time to time, and any successor to such statute, the “Act”), by the filing of a Certificate of Limited Partnership of the Partnership in the Office of the Secretary of State of the State of Delaware on January 14, 2021 (the “Formation Date”);
WHEREAS, in connection with a series of transactions effected pursuant to the Business Combination Agreement, dated as of December 23, 2020, by and among, PubCo, and the other parties thereto (as may be amended, restated, amended and restated, modified, supplemented or waived from time to time in accordance with its terms, the “BCA”) (i) Blue Owl GP was admitted to the Partnership as the “General Partner” and (ii) the predecessor General Partner withdrew from the Partnership as general partner;
WHEREAS, the Agreement of Limited Partnership of the Partnership was executed on January 14, 2021 by and among Blue Owl GP and the Initial Limited Partner (as defined herein) (the “Original Agreement”);
WHEREAS, the Original Agreement was amended and restated in its entirety on May 19, 2021, by and among PubCo, Blue Owl GP and the Limited Partners party thereto (as amended, the “First Amended and Restated Limited Partnership Agreement”);
WHEREAS, the First Amended and Restated Limited Partnership Agreement was amended and restated in its entirety on October 22, 2021, by and among PubCo, Blue Owl GP and the Limited Partners party thereto and further amended effective December 20, 2023 (as amended, the “Second Amended and Restated Limited Partnership Agreement”);
WHEREAS, effective as of the Effective Date, the Partnership and Blue Owl Carry have undergone a reorganization pursuant to which, among other things, all of the equity of Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), previously outstanding have been cancelled and Blue Owl Carry has become a direct and indirect wholly owned subsidiary of the Partnership (the “Reorganization”); and
WHEREAS, in connection with the Reorganization, Blue Owl GP (in its capacity under the Second Amended and Restated Limited Partnership Agreement as the general partner) and the other parties to this Agreement now desire to amend and restate the Second Amended and Restated Limited Partnership Agreement, in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
Article I
DEFINED TERMS
Section 1.1Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:
“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to the Act and Section 11.2, who is shown as such on the books and records of the Partnership, and who has not ceased to be a Limited Partner in accordance with the Act and under this Agreement.
“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Partner’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:
(a)    credit to such Capital Account any amount that such Partner is obligated to restore under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Partnership Minimum Gain and Partner Minimum Gain; and
(b)    debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” has the meaning given to such term in the Investor Rights Agreement; provided, however, that notwithstanding clause (i) of such definition in the Investor Rights Agreement, the General Partner shall be deemed an Affiliate of PubCo for purposes of this Agreement.
“Aggregate Class P Unit Threshold Value” means the aggregate of all amounts designated as the “Threshold Value apportioned to each Blue Owl Holdings Incentive Unit” on the first page of the Management Award Agreement with respect to any issuance of Class P Units.
“Agreement” means this Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP, together with the Schedules and Exhibits to this Agreement, as now or hereafter amended, restated, modified, supplemented or replaced.

“Allocation Percentage” has the meaning given to such term in the Exchange Agreement.
“Alternative Subsidiary” has the meaning given to such term in the Exchange Agreement.
“Approved Management Award Agreement” means any Management Award Agreement that has been approved by the General Partner and for which any applicable consents of the NB Partner Representative or any of its Affiliates under the Investor Rights Agreement or other agreement to which it is party has been obtained and approval of the Majority in Interest of the Limited Partners has been obtained; provided that, prior to the time that Section 2.3(a)(ii) of the Investor Rights Agreement ceases to apply because the NB First Ownership Threshold is no longer satisfied (as determined in accordance with the Investor Rights Agreement), the General Partner shall reasonably consult with the NB Partner Representative (which consultation shall be conclusively deemed to have been satisfied if any NB Partner voted or executed a consent in favor of such Management Award Agreement being an Approved Management Award Agreement).
“Assets” means any assets and property of the Partnership, and “Asset” means any one such asset or property.
“Assignee” means a Person to whom a Partnership Interest has been Transferred, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 10.5.
“Assumed Tax Liability” means, with respect to a Partner for a taxable period to which an applicable Tax Distribution under Section 4.2 relates, an amount equal to the United States federal, state and local income taxes (including applicable estimated taxes) that the General Partner reasonably estimates would be payable by such Partner with respect to such taxable period, (i) assuming such Partner earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Partner by the Partnership for such taxable period, (ii) assuming that such Partner is subject to tax at the Assumed Tax Rate, and (iii) computed without regard to any increases to the tax basis in the Partnership pursuant to Code Sections 734(b) or 743(b). In the case of PubCo, such Assumed Tax Liability shall also be computed without regard to any other step-up in basis for which PubCo is required to make payments under the Tax Receivable Agreement. In addition, for the avoidance of doubt, any item of income, gain, loss, or credit earned (or that would be treated as earned based on an interim closing of the books) by the Partnership prior to the Closing shall be disregarded for purposes of calculating any Partner’s Assumed Tax Liability.
“Assumed Tax Rate” means the highest combined maximum marginal United States federal, state and local income tax rate ((w) taking into account the tax on net investment income under Code Section 1411 and the self-employment taxes set forth in Code Section 1401, as applicable, (x) not taking into account any deduction under Code Section 199A or any similar state or local Law, (y) taking into account the character (e.g., capital gains or losses, dividends, ordinary income, etc.) of the applicable items of income, and (z) taking into account the deductibility of state and local taxes to the extent applicable), applicable to (A) an individual residing in New York City or (B) a corporation doing business in New York City (whichever results in the application of a higher state and local income rate) during each applicable Fiscal Quarter with respect to such taxable income as determined by the General Partner in good faith.
“Available Cash” means cash of the Partnership or any of its Subsidiaries minus reasonable reserves for non-discretionary liabilities, costs, and expenses plus amounts that the Partnership or its subsidiaries may borrow on commercially reasonably terms. The General Partner shall use its reasonable best efforts to ensure that the Partnership has sufficient Available Cash to make the full amount of distributions described in Section 4.2 (determined without regard to the limitations in clauses (i), (ii), and (iii) of the first sentence thereof).
“Available Number” means, from time to time, the sum of (i) the aggregate number of Class P Units permitted to be issued under the Omnibus Plan (for the avoidance of doubt, it being agreed and understood that a Class P Unit (together with the corresponding Class P Units of any other Blue Owl Operating Group Entity, if applicable) that is (A) granted prior to June 13, 2024 shall be counted against the number of Shares (as defined in the Omnibus Plan) on a 1.25 to one basis (i.e. if the total number of Shares that may be issued or delivered was 125, then 100 Class P Units could be issued or delivered) and (B) granted on or after June 13, 2024 shall be counted against the number of Shares (as defined in the Omnibus Plan) on a one to one basis), and (ii) the aggregate number of Class P Units issued to one or more Service Providers outside of the Omnibus Plan (but in the case of clause (ii), only to the extent that any applicable consents of the NB Partner Representative or any of its Affiliates under the Investor Rights Agreement or any other agreement to which it is party has been obtained (assuming for this purpose only that such issuances in reliance on this clause (ii) shall be subject to the numerical limits set forth in Section 2.3(a)(ii) of the Investor Rights Agreement except to the extent consented to in writing by the NB Partner Representative or such Affiliates) and approval of the Majority in Interest of the Limited Partners has been obtained).
“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meanings correlative to the foregoing.
“BBA Rules” means Code Sections 6221 through 6241, together with Regulations and any guidance issued thereunder or successor provisions and any similar provision of state or local tax Laws.
“Blue Owl Unit” means one Common Unit and, if applicable, one “Common Unit” of each other Blue Owl Operating Group Entity, if any.
“Blue Owl Operating Agreements” means this Agreement and the limited partnership agreement of each other Blue Owl Operating Group Entity, if any.
“Blue Owl Operating Group Entities” means, collectively, the Partnership and, if applicable, each entity designated as a “Blue Owl Operating Group Entity” after the Effective Date in accordance with Section 3.2(d) of the Exchange Agreement (including any consents required therein).

“Board” means the Board of Directors of PubCo.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.
“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with Section 3.6.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Asset (other than money) that such Partner contributes to the Partnership or is deemed to contribute pursuant to Article III. Each Partner that received GP Units or Common Units pursuant to the BCA shall be deemed to have made Capital Contributions to the Partnership equal to (a) the Partnership’s Allocation Percentages as of the Closing Date multiplied by (b) the number of Partnership Units issued to such Partner under the BCA, multiplied by (c) $10. Exhibit A to this Agreement shall be updated to reflect the preceding sentence, and set forth the Capital Contributions of each Partner as the “Closing Date Capital Account Balance” of such Partner, to be set forth next to such Partner’s name thereon.
“Certificate” means the Certificate of Limited Partnership executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Partnership pursuant to the Act.
“Class A Share” means a share of “Class A Common Stock” as defined in the PubCo Charter.
“Class A Share Threshold Value” means, with respect to any issuance of Class P Units, the amount designated as the “Threshold Value of each Class A Share of the Corporation” on the first page of the applicable Management Award Agreement with respect to such issuance of Class P Units.
“Class B Share” means a share of “Class B Common Stock” as defined in the PubCo Charter.
“Class C Share” means a share of “Class C Common Stock” as defined in the PubCo Charter.
“Class D Share” means a share of “Class D Common Stock” as defined in the PubCo Charter.
“Class P Series Sub-Account” has the meaning set forth in Section 3.6(b).
“Class P Units” means the Partnership Units designated as the “Class P Units” herein and having the rights pertaining thereto as are set forth in this Agreement and the Management Award Agreements. Class P Units that are issued on the same date shall be designated as one or more separate series of Class P Units (each such series, a “Class P Series” and any Class P Unit in respect of a given series, a “Class P Series Unit”).

“Class P Unit Recipient” has the meaning given in Section 3.1(a).
“Class P Unit Threshold Value” means, with respect to any issuance of Class P Units, the amount designated as the “Threshold Value apportioned to each Blue Owl Holdings Incentive Unit” on the first page of the Management Award Agreement with respect to such issuance of Class P Units.
“Closing” has the meaning given to such term in the BCA.
“Closing Date” has the meaning given to such term in the BCA.
“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto.
“Common Unit” means a fractional share of the Partnership Interests of all Limited Partners issued pursuant to Sections 3.1 and 3.2.
“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member, by contract or otherwise.
“De Minimis” means an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as reasonably determined in good faith by the General Partner.
“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) obligations of such Person as lessee under capital leases.
“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of any Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Notwithstanding the foregoing sentence, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
“Diamond Business” has the meaning given to such term in the BCA.
“Diamond Partner” means Dyal Capital SLP LP, a Delaware limited partnership, and any Permitted Transferee of such Person(s) who is Transferred Partnership Interests.
“Direct Class P Unit” means a Class P Unit that is not held by the Management Vehicles.
“Direct Class P Unitholder” means a Service Provider to whom the General Partner has agreed to issue Class P Units directly; provided that no Service Provider may be a Direct Class P Unitholder except (i) to the extent that any applicable consents of the NB Partner Representative or any of its Affiliates under the Investor Rights Agreement or any other agreement to which it is party is required to make such issuance to such Person, such consent has been obtained and (ii) if approval of the Majority in Interest of the Limited Partners has been obtained.
“Direct Exchange” has the meaning given to such term in the Exchange Agreement.
“Equitized Class P Series” means any Class P Series all of the Class P Series Units of which have converted to Equitized Class P Series Units pursuant to Section 3.6(b).
“Equitized Class P Series Units” has the meaning set forth in Section 3.6(b).
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excess Tax Advance” has the meaning set forth in Section 9.4(a).
“Exchange” means an Exchange as defined in, and effected in accordance with, the Exchange Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” means the Third Amended and Restated Exchange Agreement, dated as of the Effective Date, by and among PubCo, the Partnership and certain other Persons party thereto, as the same may be amended, modified, supplemented or waived from time to time.
“Exchanged Securities” has the meaning given to such term in the Exchange Agreement.
“Exchanging Partner” has the meaning given to such term in the Exchange Agreement.
“Executive Committee” has the meaning given to such term in the Investor Rights Agreement.
“FIC Distribution” has the meaning given to such term in the Tax Receivable Agreement.
“First Tax Distribution Date” means June 10, 2021.
“Fiscal Year” has the meaning set forth in Section 15.4.
“General Partner” means Blue Owl GP and/or any additional or successor General Partner(s) designated as such pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a general partner or Partner (as the context requires) of the Partnership.
“GP Unit” means a unit representing a general partner interest in the Partnership and designated in the Register as a GP Unit, as subdivided, reclassified or otherwise modified from time to time in accordance with this Agreement.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)    The initial Gross Asset Value of any asset contributed (or deemed contributed) by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner using such reasonable method of valuation as it may adopt.
(ii)    The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described below (x) may, except in the case of subsection (ii)(3) and subsection (ii)(6), if determined by the General Partner that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, and (y) shall, in the case of subsection (ii)(3) and subsection (ii)(6), be adjusted to equal their respective gross fair market values (taking Code section 7701(g) into account), using such reasonable method of valuation as it may adopt, as of the following times:
(1)    the acquisition of an additional interest in the Partnership (including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the General Partner pursuant to Section 3.2) by a new or existing Partner in exchange for more than a De Minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(2)    the distribution by the Partnership to a Partner of more than a De Minimis amount of Partnership property as consideration for an interest in the Partnership (including in extinguishment of any economic right pursuant to Section 3.4(c), such as the rights contained in Section 3.4(a)) if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(3)    the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);
(4)    the grant of an interest in the Partnership (other than a De Minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of being a Partner;
(5)    the acquisition of an interest in the Partnership by any new or existing Partner upon the exercise of a non-compensatory option in accordance with Regulations Section 1.704-1(b)(2)(iv)(s);
(6)    at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2. If any non-compensatory options are outstanding upon the occurrence of an event described in this subsection (ii) (other than, if applicable, non-compensatory options being exercised that give rise to the occurrence of such event), the Partnership shall adjust the Gross Asset Values of its properties in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2); and
(7)    immediately after the closing of the transactions contemplated by the BCA on the Closing Date.
(iii)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner using such reasonable method of valuation as it may adopt.
(iv)    The Gross Asset Values of any Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). Notwithstanding the foregoing, Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v)    If the Gross Asset Value of any Partnership asset has been adjusted pursuant to subsection (ii) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
“Holder” means either (a) a Partner or (b) an Assignee that owns a Partnership Unit.
“Incapacity” means, (a) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (b) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the Bankruptcy of such Partner.
“Indemnitee” means, (a) with respect to each current or former Partner (including the Limited Partners and the General Partner): (i) such Partner, in its capacity as a Partner and (ii) each of such Partner’s Affiliates and such Partner’s or its Affiliates’ direct and indirect officers, directors, liquidators, partners, shareholders, equityholders, members, managers, fiduciaries, controlling Persons and employees, in their capacity as such; (b) each current or former employee, officer or member of any management or advisory board or committee of the Partnership, in their capacity as such; (c) each current or former member of the Board and of the board of directors of the General Partner (if and as applicable), in such Person’s capacity as such (or as a member of a committee thereof); (d) each current or former Partnership Representative, each current or former “designated individual” of the Partnership for purposes of the BBA Rules, the Original Limited Partner Representative and the NB Partner Representative, in their respective capacities as such; and (e) any other third party who the General Partner, reasonably and in good faith, designates as an Indemnitee in a written resolution.
“Independent Director” has the meaning given to such term in the Investor Rights Agreement.
“Initial Limited Partner” means Altimar Acquisition Corporation, a Cayman Islands exempted company.
“Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement, dated as of the Effective Date, by and among PubCo and certain other Persons party thereto, as the same may be amended, modified, supplemented or waived from time to time.
“IRS” means the United States Internal Revenue Service.
“Law” has the meaning given to such term in the BCA.

“Limited Partner” means each of the Original Limited Partners and any other Person that is, from time to time, admitted to the Partnership as a limited partner pursuant to the Act and this Agreement, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership pursuant to the Act and this Agreement, in such Person’s capacity as a limited partner of the Partnership.
“Lock-Up Period” means any period during which any Partnership Units may not be transferred pursuant to the terms of the Supplemental Agreement.
“Majority in Interest of the Limited Partners” means, as of any time of determination, (a) Limited Partners holding Class C Shares and Class D Shares representing 50% or more of the voting interest in PubCo held by the Limited Partners in respect of Class C Shares and Class D Shares (excluding, for the avoidance of doubt, any voting interest held by any Limited Partner in respect of any Class A Shares or Class B Shares held by such Limited Partner), (b) Limited Partners holding a majority of the Common Units held by all Limited Partners, and (c) the Original Limited Partner Representative.
“Management Award Agreement” has the meaning given in Section 3.1(a).
“Management Vehicles” means the Original Management Vehicle and any Other Management Vehicle.
“Management Vehicle Operating Agreements” means (i) the Third Amended and Restated Limited Partnership Agreement of the Original Management Vehicle, dated as of the Effective Date, and (ii) the limited partnership agreement, limited liability company agreement, operating agreement or similar agreement of any Other Management Vehicle, in each case, together with the Schedules and Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“Management Vehicle Unit” means the equity securities issued by the Original Management Vehicle or any Other Management Vehicle to a Person (a) in connection with a corresponding issuance of Class P Units by the Partnership to the Original Management Vehicle or such Other Management Vehicle, as applicable, or (b) in exchange for Class P Units contributed to the Original Management Vehicle or such Other Management Vehicle, as applicable, by such Person pursuant to a Management Award Agreement or other similar agreement.
“Midco Indebtedness” means indebtedness incurred by Blue Owl Capital Holdings LLC (f/k/a Owl Rock Capital Holdings LLC) pursuant to a Credit and Guaranty Agreement, dated as of October 25, 2019, between Owl Rock Capital Holdings LLC and Diamond Finance Investors (US Unlevered) LP (among others), as may be amended, restated or refinanced from time to time.
“NB” has the meaning given to such term in the Investor Rights Agreement.

“NB Aggregator Subject Members” has the meaning given to such term in the Investor Rights Agreement.
“NB First Ownership Threshold” has the meaning given to such term in the Investor Rights Agreement.
“NB Partner Representative” means Neuberger Berman Group LLC, a Delaware limited liability company.
“NB Partners” means NBSH Blue Investments LLC, a Delaware limited liability company, NBSH Blue Investments II LLC, a Delaware limited liability company, and Neuberger Berman Group LLC, a Delaware limited liability company, collectively, and any Permitted Transferee of such Person who is Transferred Partnership Interests.
“NB Relevant Audit” has the meaning set forth in Section 9.3(d).
“NB Second Ownership Threshold” has the meaning given to such term in the Investor Rights Agreement.
“Net Income” or “Net Loss” means, for each Fiscal Year or other taxable period of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year or other taxable period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(ii)    Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(iii)    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Partnership asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(iv)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)    In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and
(vi)    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.
Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.2 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Omnibus Plan” means the Amended and Restated Blue Owl Capital, Inc. 2021 Omnibus Equity Incentive Plan, as amended, restated or modified from time to time.
“Opal Business” has the meaning given to such term in the BCA.
“ORC Partner” means Owl Rock Capital Feeder LLC, a Delaware limited liability company, and any Permitted Transferee of such Person(s) who is Transferred Partnership Interests.
“Original Limited Partner” means any Person that is a Limited Partner as of the Closing and any of their respective Permitted Transferees that become Limited Partners from time to time in accordance with this Agreement, but does not include any other Assignee or other transferee of any Partnership Interest of any Original Limited Partner succeeding to all or any part of such Partnership Interest.
“Original Limited Partner Representative” means the ORC Partner or such other Person as may be appointed from time to time by a Majority in Interest of the Limited Partners.
“Original Management Vehicle” means Blue Owl Management Vehicle LP, a Delaware limited partnership.

“Original Management Vehicle Operating Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Original Management Vehicle, dated as of the Effective Date.
“Other Common Unit” means, if applicable, one “Common Unit” of any other Blue Owl Operating Group Entity designated by the General Partner after the Effective Date.
“Other GP Unit” means, if applicable, one “GP Unit” of any other Blue Owl Operating Group Entity designated by the General Partner after the Effective Date.
“Other Management Vehicle” means any Person formed by or on behalf of PubCo to hold interests in PubCo or any of its Subsidiaries on behalf of two or more Principals or employees or consultants of PubCo or any of its Subsidiaries.
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partners and the Limited Partners (collectively).
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1) and 1.704-2(i)(2).
“Partnership” has the meaning set forth in the Recitals.
“Partnership Apportioned Volume Weighted Average Share Price” means, on any date of determination, the portion of the Volume Weighted Average Share Price that is attributable to PubCo’s direct and indirect ownership interest in the Partnership, as reasonably determined by the General Partner.
“Partnership Employee” means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units, GP Units, Class P Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) and is computed in accordance with Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a record date fixed for the determination of Partners entitled to receive any distribution, shall (unless otherwise determined by the General Partner) be the same as the record date established by PubCo for a distribution to its stockholders of some or all of its portion of such distribution.
“Partnership Representative” means the “partnership representative” for purposes of the BBA, or similar role under the provisions of state, local and non-U.S. tax law.
“Partnership Unit” means a Common Unit, a GP Unit, a Class P Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3.
“Percentage Interest” means, with respect to each Partner, as to any class or series of Partnership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of such class or series held by such Partner and the denominator of which is the total number of Partnership Units of such class or series held by all Partners. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units, GP Units and Class P Units, treated as a single class for such purpose.
“Permitted Transfer” means any Transfer that is: (a) a transfer of any Partnership Interest made to a Permitted Transferee of the transferor upon prior written notice to (i) the Partnership and (ii) (x) if the transferor is the ORC Partner, the Diamond Partner and the NB Partner Representative or (y) if the transferor is an NB Partner or the Diamond Partner, the ORC Partner; or (b) made pursuant to any liquidation, merger, stock exchange or other similar transaction following May 19, 2021, which results in all of the Partnership’s Partners exchange or having the right to exchange their Partnership Interests for cash, securities or other property. Notwithstanding the foregoing, a “Permitted Transfer” shall be deemed to have not occurred for purposes of this Agreement, if there occurs any act or circumstance subsequent to such Transfer that causes such transfer to not be a Permitted Transfer, or the transferee not to be a Permitted Transferee.
“Permitted Transferee” has the meaning given such term in the Investor Rights Agreement (with references to “Qualified Stockholder” replaced with “Qualified Unitholder” and with references to “NB Aggregators” replaced with “NB Partners”).
“Person” has the meaning given to such term in the Investor Rights Agreement.
“Proceedings” has the meaning given to such term in the BCA.

“Protected Partner” means each Person listed on Schedule II, and any Person who acquired Protected Units from another Protected Partner in a transaction in which such Person’s adjusted basis in such Protected Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such Protected Units.
“Protected Units” means the Partnership Units held, directly or indirectly, by the Protected Partner.
“PubCo Bylaws” means the Bylaws of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“Qualified Unitholder” means any Limited Partner that is a Qualified Stockholder (as defined in the PubCo Charter).
“Regulations” means one or more United States Treasury Regulations promulgated under Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Replacement Indebtedness” means any liability that is treated as a liability of the Partnership for U.S. federal income tax purposes that replaces or refinances either (i) the Midco Indebtedness or (ii) the Revolver Indebtedness, and with respect to which all of the following requirements are met: (a) the assets of the Opal Business (but not the Diamond Business) are subject to such liability (as determined for U.S. federal income tax purposes) within the meaning of Regulations Section 1.752-3(a)(2), and (b) such liability is not treated, in whole or in part, as a “recourse liability” (as defined in Regulations Section 1.752-1(a)(1)) of the Partnership for U.S. federal income tax purposes.
“Revolver Indebtedness” means indebtedness incurred by Owl Rock Capital Advisors LLC or Owl Rock Technology Advisors LLC, pursuant to one or more Loan and Security Agreements, with East West Bank as lender, including the Amended and Restated Loan and Security Agreement, dated as of February 20, 2020, the Loan and Security Agreement, dated as of February 22, 2019, as each may be amended, restated or refinanced from time to time.
“SEC” means the Securities and Exchange Commission.
“Section 5.2(c) Allocations” has the meaning set forth in Section 5.2(c).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Seller” has the meaning given to such term in the BCA.

“Service Provider” shall mean any employee, manager, director, consultant, or independent contractor providing services to or for the benefit of the Partnership or any of its Subsidiaries.
“Subject Liability” means (a) the Midco Indebtedness and the Revolver Indebtedness and (b) any Replacement Indebtedness.
“Subsidiary” has the meaning given to such term in the Investor Rights Agreement. For the avoidance of doubt, the “Diamond Funds” and the “Opal Funds” (as each is defined in the BCA) shall not be “Subsidiaries” of the Partnership for purposes of this Agreement.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.4.
“Supplemental Agreement” means, with respect to any Limited Partner, any award agreement, employment agreement, restrictive covenant agreement, lock-up agreement or other supplemental agreement between such Limited Partner or any of its Affiliates, on the one hand, and the Partnership or the General Partner, on the other hand, containing terms modifying, supplementing or otherwise affecting the rights or obligations of such Limited Partner hereunder.
“Tax Distribution” has the meaning set forth in Section 4.2.
“Tax Distribution Date” means, with respect to each calendar year, (a) April 10, June 10, September 10, and December 10 of such calendar year, which shall be adjusted by the General Partner as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law, and (b) in the event that the General Partner determines (which determination shall be made prior to the date specified in this clause (b)) that the Tax Distributions made in respect of estimated taxes as described in clause (a) were insufficient to pay each Holder’s Assumed Tax Liability for the entirety of such year, April 10 of the following year (for purposes of making a Tax Distribution of the shortfall).
“Tax Receivable Agreement” means the Second Amended and Restated Tax Receivable Agreement, dated as of the Effective Date, by and among PubCo, the Partnership and the other parties thereto, as the same may be amended, modified, supplemented or waived from time to time.
“Transfer” has the meaning given to such term in the Investor Rights Agreement. Notwithstanding the foregoing: (a) any Exchange of Common Units, or acquisition of Exchanged Securities by PubCo or an Alternative Subsidiary pursuant to the Exchange Agreement shall not constitute a “Transfer” for purposes of this Agreement; and (b) the pledge (in and of itself) of Partnership Interest by a Partner that creates a mere security interest in such Partnership Interest pursuant to a bona fide loan or indebtedness transaction for so long as such Partner continues to exercise control over such pledged Partnership Interest shall not be considered a “Transfer” for purposes of this Agreement, but a foreclosure on such Partnership Interest or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action independently qualifies as a Permitted Transfer at such time. “Transferred” and “Transferable” have meanings correlative to the foregoing.
“Unvested Unit” means any Management Vehicle Unit (and corresponding Class P Unit) or Direct Class P Unit for which the applicable vesting conditions and transfer restrictions, as applicable, have not been satisfied pursuant to the applicable Management Award Agreement.
“Vested Unit” means any Management Vehicle Unit (and corresponding Class P Unit) or Direct Class P Unit for which the applicable vesting conditions and transfer restrictions, as applicable, have been satisfied pursuant to the applicable Management Award Agreement.
“Volume Weighted Average Share Price” has the meaning given to such term in the BCA.
“Warrants” has the meaning given to such term in the Investor Rights Agreement.
Section 1.2Interpretation. In this Agreement and in the Schedules and Exhibits to this Agreement, except to the extent that the context otherwise requires:
(a)the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)defined terms include the plural as well as the singular and vice versa;
(c)words importing gender include all genders;
(d)a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;
(e)any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;
(f)references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;
(g)the word “or” is not exclusive, and has the meaning represented by the phrase “and/or,” unless the context clearly prohibits that construction;
(h)references to “dollar” or “$” refer to United States dollars;
(i)the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and
(j)unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

Article II
GENERAL PROVISIONS
Section 2.1Formation. The Partnership is a limited partnership previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Certificate, and all actions taken or to be taken by any person who executed and filed or who executes and files, after May 19, 2021, the Certificate are adopted and ratified, or authorized, as the case may be.
Section 2.2Name. The name of the Partnership is “Blue Owl Capital Holdings LP”. The Partnership may also conduct business at the same time and from time to time under one or more fictitious names if the General Partner determines that such is in the best interests of the Partnership. The General Partner may change the name of the Partnership, from time to time, in accordance with applicable Law.
Section 2.3Principal Place of Business; Other Places of Business. The principal business office of the Partnership is located at 399 Park Avenue, 37th floor, New York, New York 10022, or such other place within or outside the State of Delaware as the General Partner may from time to time designate. The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.4Designated Agent for Service of Process. So long as required by the Act, the Partnership shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Partnership in the State of Delaware. As of the Effective Date, the address of the registered office of the Partnership in the State of Delaware is c/o 1521 Concord Pike, Suite 201, Wilmington, Delaware 19803. The Partnership’s registered agent for service of process at such address is United Agent Group Inc.
Section 2.5Term. The term of the Partnership commenced on the Formation Date and such term shall continue until the Partnership is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Partnership, the existence of the Partnership shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.
Section 2.6No Concerted Action. Each Partner acknowledges and agrees that, except as expressly provided in this Agreement, in performing its obligations or exercising its rights under this Agreement, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Partner. Other than in respect of the Partnership, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Partner or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth in this Agreement.
Section 2.7Business Purpose. The Partnership may carry on any lawful business, purpose or activity in which a limited partnership may be engaged under applicable Law (including the Act).
Section 2.8Powers. Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.7.
Section 2.9Certificates; Filings. The Certificate was previously filed on behalf of the Partnership, in the Office of the Secretary of State of the State of Delaware as required by the Act. The General Partner may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The General Partner shall also cause to be made, on behalf of the Partnership, such additional filings and recordings as the General Partner shall deem necessary or advisable. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the Laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.
Section 2.10Representations and Warranties by the Partners.
(a)Each Partner that is an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that: (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other Law to which such Partner is subject; and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(b)Each Partner that is not an individual (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that: (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other Law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(c)Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling at any particular time or under any predetermined circumstances, in each case, in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law. Each Partner further represents and warrants that: (i) it is aware of and understands that the Partnership Units held by such Partner are not registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law and may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom; (ii) that the Partnership shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act; (iii) there is no established market for the Partnership Units and no market (public or otherwise) for the Partnership Units will develop in the foreseeable future; (iv) such Partner has no rights to require that the Partnership Units be registered under the Securities Act or the securities Laws of various states, and the Partner will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act; and (v) such Partner is aware that the acquisition of Partnership Interests involves substantial risk, and that it can bear the economic risk in its investment (which such Partner acknowledges may be for an indefinite period) and such Partner has such knowledge and experience in financial or business matters that such Partner is capable of evaluating the merits and risks of its investment in Partnership Interests.
(d)The representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
(e)Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
(f)Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) as applicable to any Partner that is not an Original Limited Partner (including any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either a separate writing addressed to the Partnership and the General Partner.
Section 2.11References to Certain Equity Securities. Each reference to a Class A Share, Class B Share, Class C Share, Class D Share, Common Unit, GP Unit, Class P Unit, other Partnership Unit, other Partnership Interest, Other GP Unit or Other Common Unit shall be deemed to include a reference to each Equity Security received in respect thereof in connection with any combination of equity interests, recapitalization, merger, consolidation, or other reorganization, or by way of interest split, interest dividend or other distribution. For the avoidance of doubt, restrictions applicable to the Common Units (as set forth in this Agreement) or Other Common Units (as set forth in the applicable Blue Owl Operating Agreements) and Class C Shares and Class D Shares (as set forth in the PubCo Charter) shall not apply to Class A Shares or Class B Shares received in respect thereof in connection with an Exchange (or Direct Exchange).

Article III
CLASSES OF PARTNERSHIP INTERESTS; CAPITAL CONTRIBUTIONS
Section 3.1Classes of Partnership Interests; Capital Contributions of the Partners.
(a)Each Partner’s relative rights, privileges, preferences, restrictions and obligations with respect to the Partnership are represented by such Partner’s Partnership Interests. There shall initially be three classes of Partnership Interests: (x) Common Units, which shall be issued to and held by the Limited Partners; (y) GP Units, which shall be issued to and held by Blue Owl GP or one or more other direct or indirect wholly owned subsidiaries of PubCo only; and (z) Class P Units, which if any, may be issued from time to time only to a Management Vehicle or to a Direct Class P Unitholder in connection with the performance of services for the benefit of the Partnership or as otherwise designated by the General Partner. An unlimited number of Common Units are authorized for issuance and an unlimited number of GP Units are authorized for issuance. The number of Class P Units authorized for issuance shall be the Available Number. Class P Units may be issued to any Management Vehicle, whose “Class P” equityholders (and the indirect holders of Class P Units) shall be the only holders of an economic interest in such Management Vehicle and who shall consist solely of, (x) PubCo or one of its Affiliates (solely in respect of “Class P” Equity Securities that may be repurchased by PubCo or one of its Affiliates in accordance with an applicable Management Award Agreement) or (y) Service Providers of Pubco or one of its Subsidiaries (each such Service Provider in this clause (y) receiving a grant of Management Vehicle Units, a “Class P Unit Recipient”). The Management Vehicle or the General Partner shall cause the applicable equity award agreements and related documentation for the issuance of each Management Vehicle Unit or Direct Class P Unit, as applicable, to provide any additional terms and conditions of such issuance, including, without limitation, the number of Management Vehicle Units or Direct Class P Unit, as applicable, being issued and applicable vesting conditions (each, a “Management Award Agreement”). Each Management Award Agreement shall include an express acknowledgment of (i) the provisions of Section 4.7 and (ii) the provisions of this Section 3.1(a) providing that once an Equitized Class P Series Unit is converted into a Common Unit hereunder, (A) the Exchange of such Common Unit pursuant to the Exchange Agreement shall not entitle its holder to any payments under the Tax Receivable Agreement and (B) the holder of such Common Unit shall not be entitled to vote on, or consent to, any matter, subject to the exceptions set forth herein. Each Blue Owl Operating Group Entity and each Management Vehicle, and each Class P Unit Recipient and Direct Class P Unitholder, hereby acknowledges that the Class P Units issued to and held by the Management Vehicles (and the rights and privileges associated with such Class P Units) and the corresponding Management Vehicle Units issued to and held by each Class P Unit Recipient (and the rights and privileges associated with such Management Vehicle Units), collectively, or the Direct Class P Units, as applicable, are intended to constitute, at time of issuance, “profits interests” in the Partnership and the Management Vehicles (respectively) within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. The Class P Units will have an initial Capital Account of $0. Additionally, with respect to any issuance of Class P Units, the General Partner shall apportion the Class A Share Threshold Value among the Class P Units, on the one hand, and any corresponding Class P Units issued by each other Blue Owl Operating Group Entity (if any), on the other hand. Except as expressly provided otherwise in an Approved Management Award Agreement, the amount so apportioned to each Class P Unit shall be the Class P Unit Threshold Value with respect to such Class P Unit and shall be at least equal to the amount that would, in the reasonable determination of the General Partner, be distributed pursuant to Article IV with respect to each then-outstanding Common Unit if, immediately prior to the issuance of such additional Class P Unit, the assets of the Partnership were sold for their fair market value, and the proceeds were used to satisfy all liabilities of the Partnership in accordance with their terms (limited in the case of nonrecourse liabilities to the fair market value of the property securing such liabilities) and any excess proceeds were distributed pursuant to Article IV. The Management Vehicles and each Class P Unit Recipient and each Direct Class P

Unitholder will timely make an election under Section 83(b) of the Code with respect to any Class P Units in the manner reasonably prescribed by the Partnership. Each Class P Unit Recipient receiving Management Vehicle Units will also timely make an election under Section 83(b) of the Code with respect to any such Management Vehicle Units received by such Person upon their issuance in the manner reasonably prescribed by the Partnership and as contemplated by the applicable Management Vehicle Operating Agreement. The General Partner shall be entitled to make such adjustments to the amounts allocated and distributed with respect to each Class P Unit (and corresponding adjustments to other allocations and distributions as determined by the General Partner in its reasonable discretion) so as to cause each such Class P Unit to qualify as a “profits interest” as contemplated by this Section 3.1(a), provided that such adjustments shall not adversely affect the amounts distributable to the other Partners, and shall be entitled to designate one or more separate series of Class P Units such that each Class P issued as part of such series has the same Class P Threshold Value. In the event of any change in the capital structure of PubCo, Blue Owl GP, the Partnership, or any other Blue Owl Operating Group Entity (including reverse stock splits or redemptions), the General Partner may equitably adjust the conditions described in this Agreement (including this Section 3.1(a) and Section 5.2(c)) with respect to any outstanding Class P Units to the extent necessary (in the General Partner’s good faith judgment) to prevent such capital structure change from causing such Class P Units to fail qualify as a “profits interest” (as contemplated by this Section 3.1(a)). For the avoidance of doubt (but notwithstanding anything to the contrary contained herein), once an Equitized Class P Series Unit is converted into a Common Unit hereunder, the Exchange of such Common Unit pursuant to the Exchange Agreement shall not entitle its holder to any payments under the Tax Receivable Agreement. In addition, notwithstanding anything to the contrary in this Agreement, once an Equitized Class P Series Unit is converted into a Common Unit hereunder, the holder of such Common Unit shall not be entitled to vote on, or consent to, any matter other than a modification, amendment or restatement of any provision of this Agreement that materially and adversely affects the rights or obligations under this Agreement of any Holder of Common Units that had previously been Equitized Class P Series Units, in its capacity as such, without similarly affecting the rights or obligations under this Agreement of all Holders of Common Units in accordance with Section 13.1(b)(i).
(b)Each Limited Partner and Blue Owl GP has heretofore (including concurrently with the consummation of the transactions contemplated by the BCA) made Capital Contributions to the Partnership. Except as provided by Law or in Section 3.2, Section 3.3 or Section 9.4, the Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any other Capital Contributions or any loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges (including Exchanges and Direct Exchanges) or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as then in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized under this Agreement in respect of the Register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by applicable Law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.
Section 3.2Issuances of Additional Partnership Interests. On the terms and subject to the conditions of this Agreement (including Section 3.4 and Section 3.7):

(a)General. The General Partner is authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and subject to such conditions as shall be established by the General Partner, without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership, or (v) upon the contribution of property or assets to the Partnership. A Partnership Interest of any class or series other than a Common Unit or a GP Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.
(b)No Preemptive Rights. Except as expressly provided in this Agreement (including Section 3.7), no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
Section 3.3Additional Funds and Capital Contributions.
(a)General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Partnership Units, for the payment of Tax Distributions or for such other purposes as the General Partner may determine. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Limited Partner or any other Person.
(b)Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than, except as contemplated in Section 3.3(c), the General Partner or PubCo or any other Subsidiary of PubCo that is not the Partnership or any of its Subsidiaries or another Blue Owl Operating Group Entity or any of its Subsidiaries) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units. The Partnership shall not incur any such Debt if any Partner (other than the General Partner in its capacity as such) would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).
(c)General Partner and PubCo Loans. At any time prior to the Partnership becoming a wholly owned subsidiary of PubCo, the net proceeds of any Debt incurred by or on behalf of Blue Owl GP, PubCo or any other Subsidiary of PubCo (other than the Partnership and its Subsidiaries or another Blue Owl Operating Group Entity or any of its Subsidiaries) shall be loaned to the Partnership and any Blue Owl Operating Group Entities, if any, in accordance with their respective Allocation Percentages, to the extent not prohibited by Law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as such Debt. The Partnership shall not incur any such Debt if any Partner (other than the General Partner in its capacity as such) would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

Section 3.4Issuances; Repurchases and Redemptions; Recapitalizations.
(a)Issuances by PubCo.
(i)Subject to Section 3.4(a)(ii), Article XIV, the Exchange Agreement and the Investor Rights Agreement, if, at any time after May 19, 2021, PubCo sells or issues Class A Shares, Class B Shares or any other Equity Securities of PubCo (other than Class C Shares or Class D Shares):
(A)the Partnership shall concurrently issue to the General Partner an equal number of GP Units (if PubCo issues Class A Shares or Class B Shares), or an equal number of such other Equity Security of the Partnership corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities other than Class A Shares or Class B Shares), and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued (adjusted for any taxes owed by PubCo on the receipt of such distribution);
(B)the General Partner will cause each other Blue Owl Operating Group Entity, if any, to concurrently issue to the General Partner an equal number of Other GP Units (if PubCo issues Class A Shares or Class B Shares), or an equal number of such other Equity Security of such Blue Owl Operating Group Entity corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities other than Class A Shares or Class B Shares), and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued (adjusted for any taxes owed by PubCo on the receipt of such distribution), pursuant to and in accordance with the corresponding provision of each applicable Blue Owl Operating Agreement; and
(C)PubCo shall concurrently contribute to the General Partner, which shall concurrently contribute to each Blue Owl Operating Group Entity its Allocation Percentage of the net proceeds or other property received by PubCo, if any, for such Class A Share, Class B Share or other Equity Security.
(ii)Notwithstanding anything to the contrary contained in Section 3.4(a)(i) or Section 3.4(a)(iii), this Section 3.4(a) shall not apply to: (x) the issuance and distribution to holders of Class A Shares, Class B Shares or other Equity Securities of PubCo of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Shares or Class B Shares, such Class A Shares or Class B Shares will be issued together with a corresponding right under such plan); or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in Section 3.4(a)(iii) below, as applicable).

(iii)In the event any outstanding Equity Security of PubCo is exercised or otherwise converted or subject to vesting and, as a result, any Class A Shares, Class B Shares or other Equity Securities of PubCo are issued (including as a result of the exercise of Warrants):
(A)the corresponding Equity Security outstanding at each Blue Owl Operating Group Entity shall be similarly exercised or otherwise converted or subject to vesting, if applicable;
(B)an equivalent number of (x) GP Units or equivalent Equity Securities of the Partnership and (y) Other GP Units or equivalent Equity Securities of each other Blue Owl Operating Group Entity, if any, shall be issued to the General Partner as required by Section 3.4(a)(i); and
(C)PubCo shall concurrently contribute to the General Partner, which shall concurrently contribute to each Blue Owl Operating Group Entity its Allocation Percentage of, the net proceeds (if any) received by PubCo from any such exercise or conversion.
(b)New Partnership Issuances. Except pursuant to the Exchange Agreement:
(i)the Partnership may not issue any additional GP Units or other Partnership Units to PubCo or any of its Subsidiaries (including the General Partner but other than the Partnership and its Subsidiaries) unless substantially simultaneously therewith (A) each other Blue Owl Operating Group Entity, if any, issues an equal number of Other GP Units or Other Common Units (as applicable) to PubCo or such Subsidiary and (B) PubCo or such Subsidiary issues or transfers an equal number of newly-issued Class A Shares or Class B Shares of PubCo (or relevant Equity Security of such Subsidiary) to another Person or Persons and PubCo or such Subsidiary contributes such proceeds to each Blue Owl Operating Group Entity (in accordance with their respective Allocation Percentages);
(ii)the Partnership may not issue any other Equity Securities of the Partnership to PubCo or any of its Subsidiaries (including the General Partner but other than the Partnership and its Subsidiaries) unless substantially simultaneously therewith (A) each other Blue Owl Operating Group Entity, if any, issues an equal number of Equity Securities (with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership) to PubCo or such Subsidiary and (B) PubCo or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership and PubCo or such Subsidiary contributes such proceeds to each Blue Owl Operating Group Entity (in accordance with their respective Allocation Percentages); and
(iii)the Partnership may not issue any Equity Securities of the Partnership to any Person other than PubCo or any of its Subsidiaries unless substantially simultaneously therewith each other Blue Owl Operating Group Entity, if any, issues an equal number of Equity Securities (with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership) to such Person.
For the avoidance of doubt, as of the Effective Date, the Partnership shall not have any obligations under Section 3.4(b)(i)(A), Section 3.4(b)(ii)(A) or Section 3.4(b)(iii) unless and until the General Partner designates an additional Blue Owl Operating Group Entity pursuant to and in accordance with the Exchange Agreement.
(c)Repurchases and Redemptions.
(i)Neither PubCo nor any of its Subsidiaries (including the General Partner, but other than the Blue Owl Operating Group Entities and their respective Subsidiaries) may redeem, repurchase or otherwise acquire:
(A)Class A Shares or Class B Shares pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith (x) the Partnership redeems, repurchases or otherwise acquires from the General Partner an equal number of GP Units for a price per GP Unit equal to the Partnership’s Allocation Percentage of the price per Class A Share or Class B Share (if any, and as applicable); and (y) if applicable, each other Blue Owl Operating Group Entity redeems, repurchases or otherwise acquires from the General Partner an equal number of its own Other GP Units for a price per Other GP Unit equal to such Blue Owl Operating Group Entity’s Allocation Percentage of the price per Class A Share or Class B Share (if any, and as applicable); or
(B)any other Equity Securities of PubCo or any of its Subsidiaries (including the General Partner but other than the Partnership and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith (x) the Partnership redeems, repurchases, extinguishes or otherwise acquires from the General Partner an equal number of the corresponding class or series of Equity Securities (or other equivalent economic rights held by the General Partner, including the rights contained in Section 3.4(a)) of the Partnership with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for a price per Equity Security of the Partnership equal to the Partnership’s Allocation Percentage of the price per Equity Security of PubCo or such Subsidiary (if any); and (y) if applicable, each other Blue Owl Operating Group Entity redeems, repurchases, extinguishes or otherwise acquires from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities (or other equivalent economic rights held by PubCo or such Subsidiary, including the equivalent rights contained in the applicable Blue Owl Operating Agreement) of such Blue Owl Operating Group Entity with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for a price per Equity Security of such Blue Owl Operating Group Entity equal to such Blue Owl Blue Owl Operating Group Entity’s Allocation Percentage of the price per Equity Security of PubCo or such Subsidiary (if any).
(ii)The Partnership may not redeem, repurchase or otherwise acquire:
(A)any GP Units from PubCo or any of its Subsidiaries (including the General Partner but other than the Partnership and its

Subsidiaries) unless: (I) substantially simultaneously therewith (x) if applicable, each other Blue Owl Operating Group Entity redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Other GP Units from PubCo or such Subsidiary, and (y) PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Class A Shares or Class B Shares; and (II) the price per GP Unit and the price per Other GP Unit shall be the applicable Blue Owl Operating Group Entity’s respective Allocation Percentage of the price per Class A Share or Class B Share (as applicable); or
(B)any other Partnership Units of the Partnership from PubCo or any of its Subsidiaries (including the General Partner but other than the Partnership and its Subsidiaries) unless: (I) substantially simultaneously therewith (x) if applicable, each other Blue Owl Operating Group Entity redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of other Equity Securities of such Blue Owl Operating Group Entity from PubCo or such Subsidiary of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary and (y) PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Equity Securities of PubCo or such Subsidiary of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Partnership Units of PubCo or such Subsidiary; and (II) the price per other Partnership Units of the Partnership and the price per other Equity Security of each other Blue Owl Operating Group Entity shall be the Partnership’s and each other Blue Owl Operating Group Entity’s respective Allocation Percentage of the price per other Equity Security of PubCo or such Subsidiary.
(d)Equity Subdivisions and Combinations. Except in accordance with the Exchange Agreement:
(i)The Partnership shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Partnership Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding (A) related class or series of Equity Security of PubCo (which, in the case of the GP Units, shall be the Class A Shares) and (B) related class or series of Equity Security of each other Blue Owl Operating Group Entity, if applicable, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Partnership, such other Blue Owl Operating Group Entities and PubCo.
(ii)(A) PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any class or series of Equity

Security of PubCo, and (B) the General Partner will cause each other Blue Owl Operating Group Entity, if applicable, not to in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any class or series of Equity Security of such Blue Owl Operating Group Entity, in each case, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Partnership Units or other related class or series of Equity Security of the Partnership (which, in the case of the Class A Shares, shall be the GP Units), with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Partnership, such Blue Owl Operating Group Entity, if any, and PubCo.
(e)General Authority. For the avoidance of doubt, but subject to Section 3.1, Section 3.2, Section 6.7 and this Section 3.4, the Blue Owl Operating Group Entities, PubCo and the General Partner shall be permitted, without the consent of any other Partner, to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Common Units and GP Units as the General Partner reasonably determines in good faith is necessary to maintain at all times a one-to-one-to-one ratio among: (i) on the one hand, (A) the number of GP Units owned by PubCo, directly or indirectly (including through the General Partner), (B) the number of outstanding Class A Shares and Class B Shares, and (C) if applicable, the number of outstanding Other GP Units owned by PubCo, directly or indirectly (including through the General Partner); and (ii) on the other hand, (A) the number of outstanding Class C Shares and Class D Shares held by any Person, (B) the number of Common Units held by such Person and (C) the number of outstanding Other Common Units held by such Person disregarding, for purposes of maintaining the one-to-one-to-one ratios in clause (i), (x) warrants, options, stock appreciation rights, restricted stock, restricted stock units, performance based awards or other rights to acquire Equity Securities of PubCo issued under any employee benefit plan involving the issuance of any Equity Securities that are convertible into or exercisable or exchangeable for Class A Shares or Class B Shares, (y) treasury stock, or (z) preferred stock or other debt or Equity Securities (including warrants, options or rights) issued by PubCo that are convertible into or exercisable or exchangeable for Class A Shares or Class B Shares (but in each case, prior to such conversion, exercise or exchange, and shall, for the avoidance of doubt, apply to the issuance of Equity Securities of PubCo in connection with the exercise, vesting or settlement of such preferred stock, other debt or Equity Securities) (except to the extent the net proceeds from any such convertible preferred securities or any other Equity Securities entitled to distributions, dividends or other payments prior to conversion, including any purchase price payable upon conversion thereof, has been contributed by PubCo to the equity capital of the Partnership).
Section 3.5No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided in this Agreement or by applicable Law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 3.6Capital Accounts.
(a)A Capital Account shall be maintained by the General Partner for each Partner in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such Regulations, the other provisions of this Agreement. Each Partner’s Capital Account balance as of May 19, 2021 shall be equal to the amount of its respective “Closing Date Capital Account Balance” set forth opposite such Partner’s name on Exhibit A, which balances shall reflect a revaluation of the Partnership’s assets in accordance with clause (ii)(6) of the definition of Gross Asset Value. Thereafter, each Partner’s Capital Account shall be (A) increased by (i) allocations to such Partner of Net Income pursuant to Section 5.1 and any other items of income or gain allocated to such Partner pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Partnership and any Liabilities to which the asset is subject) contributed to the Partnership by such Partner, and (iii) any other increases allowed or required by Regulations Section 1.704-1(b)(2)(iv), and (B) decreased by (i) allocations to such Partner of Net Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Partner pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Partner and any Liabilities to which the asset is subject) distributed to such Partner, and (iii) any other decreases allowed or required by Regulations Section 1.704-1(b)(2)(iv). For the avoidance of doubt, upon the issuance of any Class P Unit, the Capital Account with respect such Class P Unit shall initially be zero.
(b)A separate sub-account (each, a “Class P Series Sub-Account”) shall be established and maintained for the Management Vehicles in respect of each Class P Unit Recipient and the Class P Series Units in each Class P Series held by the Management Vehicles with respect to such Class P Unit Recipient and for each Direct Class P Unitholder and the Class P Series Units such holder holds. Each Class P Series Sub-Account shall initially be zero and shall be adjusted as provided in Section 3.6(a) as if the Class P Series Sub-Account was a Capital Account and the applicable Class P Unit Recipient was a Partner in the Partnership that only held the Class P Series Units of such Class P Series. If at any time (A) the Class P Series Sub-Account with respect to a Class P Series equals the product of (x) the number of Class P Series Units in such Class P Series and (y) the Capital Account balance with respect to a Common Unit (as determined at such time), and (B) the corresponding conditions have been met with respect to the applicable Class P Unit Recipient’s interest in each other Blue Owl Operating Group Entity, if any, under the relevant section or sections of each other Blue Owl Operating Agreement, if any, the Class P Series Units in such Class P Series shall, (i) if such Class P Series Units are Unvested Units at such time, be converted automatically into a separate sub-class of Class P Series Units (“Equitized Class P Series Units”), or (ii) if such Class P Series Units are Vested Units at such time, be automatically and without further action by any Person or additional consideration, forfeited and cancelled, and (x) a corresponding number of Common Units shall be, automatically and without further action by any Person or additional consideration, be issued to the former holder of such Vested Units and (y) subject to the last sentence of this Section 3.6(b), a corresponding number of (I) Class C Shares shall be issued to such holder by PubCo, if such holder would not be a Qualified Stockholder (as defined in and determined pursuant to the PubCo Charter) or (II) Class D Shares shall be issued to such holder by PubCo, if such holder would be a Qualified Stockholder (as defined in and determined pursuant to the PubCo Charter). Class P Series Sub-Accounts shall continue to be maintained with respect to Equitized Class P Series Units in each Equitized Class P Series. If an Equitized Class P Series Unit becomes a Vested Unit, then (x) such Equitized Class P Series Unit shall be, automatically and without further action by any Person or additional consideration, forfeited and cancelled, (y) a Common Unit shall be, automatically and without further action by any Person or additional consideration, be issued to the former holder of such Vested Units, and (z) subject to the last sentence of this Section 3.6(b), PubCo shall issue to such holder (I) one Class C Share, if such holder would not be a Qualified Stockholder (as determined pursuant to the PubCo Charter), or (I) one Class D Share, if such holder would be a Qualified Stockholder (as determined pursuant to the PubCo Charter). Any Common Unit issued pursuant to this Section 3.6(b) shall be deemed to have the same holding period as the Vested Unit forfeited and cancelled in connection with such issuance. Notwithstanding anything to the contrary herein, the forfeiture and cancellation of Vested Units and the issuance of Common Units contemplated by this Section 3.6(b) are intended to collectively be a transaction in which no gain or loss is recognized for U.S. federal (and applicable state and local) tax purposes. Notwithstanding anything to the contrary herein or any other Blue Owl Operating Agreements, if any, in connection with the issuance of a Common Unit pursuant to foregoing provisions of this Section 3.6(b), PubCo shall only issue one Class C Share or Class D Share (as applicable), with respect to (x) each Common Unit issued hereunder and (y) each Other Common Unit, if applicable, issued pursuant to the relevant section or sections of the other Blue Owl Operating Agreements, if any, collectively (i.e., one Class C Share or Class D Share will be issued in connection with the issuance of any Common Unit hereunder and an equal number of Other Common Units, if applicable, thereunder).
(c)In the event of a Transfer of Partnership Units made in accordance with this Agreement, the Capital Account of the transferor that is attributable to the transferred Partnership Units shall carry over to the transferee Partner in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv)(l).
(d)This Section 3.6 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations promulgated under Code Section 704(b), including Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations.
Section 3.7Certain Preemptive Rights of the NB Partners. Notwithstanding anything to the contrary in this Article III, but subject to Section 3.7(c):
(a)Exercises of PubCo Preemptive Rights. If NB is issued Equity Securities of PubCo in connection with NB’s exercise of its preemptive rights set forth in Section 2.3(f) of the Investor Rights Agreement, PubCo shall concurrently contribute to the General Partner, which shall concurrently contribute to (x) the Partnership, its Allocation Percentage of, and (y) each other Blue Owl Operating Group Entity, if applicable, its Allocation Percentage of, the net proceeds or other property received by PubCo, if any, for such Equity Securities, in exchange for a corresponding number of related GP Units, Other GP Units, if applicable, or other Equity Securities, as applicable of the Blue Owl Operating Group Entities as determined in accordance with Section 3.4(a).
(b)Partnership Issuances to Third Parties.
(i)Except as mutually agreed between the NB Partner Representative and the General Partner, until the first date upon which the NB First Ownership Threshold is no longer satisfied, without duplication of the rights of the NB Partners under Section 2.3(f) of the Investor Rights Agreement, the NB Partners shall have preemptive rights with respect to Equity Securities of the Partnership and any Subsidiaries of the Partnership to be issued to any Person other than PubCo or any of its Subsidiaries (other than the Blue Owl Operating Group Entities and their respective Subsidiaries) which must be exercised with respect to the same number of Equity Securities in the Blue Owl Operating Group Entities with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights, and shall otherwise be the same as the preemptive rights of NB set forth in Section 2.3(f) of the Investor Rights Agreement with respect to Equity Securities of PubCo (including the applicable procedures, exceptions and conditions set forth therein), and such Section 2.3(f) of the Investor Rights Agreement shall apply mutatis mutandis to such Equity Securities of the Partnership (and is incorporated in this Agreement by reference).
(ii)Substantially simultaneously with any issuance of Equity Securities of the Partnership to the NB Partners pursuant to their exercise of the preemptive rights set forth in Section 3.7(b)(i) (which shall be at the election of the NB Partner Representative): (A) each other Blue Owl Operating Group Entity shall issue an equal number of Equity Securities (with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership) to the NB Partners (in the aggregate); and (B) the NB Partners shall collectively contribute to each Blue Owl Operating Group Entity its Allocation Percentage of the aggregate consideration payable for such Equity Securities.

(c)Notwithstanding anything in this Section 3.7 to the contrary, the NB Partners shall not have any preemptive rights with respect to, and the foregoing provisions of this Section 3.7 shall not apply to the issuance of, (i) Excluded Securities (as defined in the Investor Rights Agreement) or (ii) Equity Securities of the Partnership issued pursuant to Section 3.4 solely to maintain the one-to-one-to-one ratio contemplated by Section 3.4(e).
(d)Notwithstanding anything in this Agreement to the contrary, the NB Partners’ rights under this Section 3.7 are personal to the NB Partners and may not be assigned to any Person.
Section 3.8Adjustments. If there are any changes as a result of any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Partnership Units, then appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Partnership Units as so changed.
Article IV
DISTRIBUTIONS
Section 4.1Distributions Generally. Subject to Section 4.5, the General Partner may cause the Partnership to distribute all or any portion of available cash of the Partnership to the Holders of Partnership Units in accordance with their respective Percentage Interests of Partnership Units on the Partnership Record Date with respect to such distribution. Notwithstanding the foregoing, except for Tax Distributions made in accordance with Section 4.2 or if expressly provided otherwise in an Approved Management Award Agreement, distributions shall not be made with respect to any Unvested Units unless and until such time as such Unvested Units become Vested Units pursuant to the applicable Management Award Agreement.
Section 4.2Tax Distributions. Prior to making distributions pursuant to Section 4.1, on or prior to each Tax Distribution Date, the Partnership shall be required to, subject only to (i) Section 4.5, (ii) Available Cash and (iii) the terms and conditions of any applicable Debt arrangements (and the General Partner will use commercially reasonable efforts not to enter into Debt arrangements the terms and conditions of which restrict or prohibit the making of customary tax distributions to the Partners), make pro rata distributions of cash to the Holders of Partnership Units (in accordance with their respective Percentage Interests of Partnership Units), including Class P Units and Equitized Class P Series Units (whether Vested Units or Unvested Units), in an amount sufficient to ensure that each such Holder receives a distribution at least equal to such Holder’s Assumed Tax Liability, if any, with respect to the relevant taxable period to which the distribution relates (“Tax Distributions”); provided, however, that Tax Distributions may be made disproportionately with respect to Class P Units and Equitized Class P Series Units vis-a-vis Common Units, and regardless of whether Tax Distributions are made with respect to Common Units, to the extent set forth in the proviso of the next sentence; provided, further, to the extent any Tax Distribution is made disproportionately with respect to Class P Units and Equitized Class P Series Units vis-a-vis Common Units, the portion of such Tax Distribution disproportionately made in respect of any Class P Unit or Equitized Class P Series Unit shall serve as an advance of (and shall reduce the amounts otherwise distributable or reserved in respect of) such Class P Unit or Equitized Class P Series Unit following such disproportionate Tax Distribution; and provided, further, in no event shall the Partnership be required to make any Tax Distributions on the First Tax Distribution Date and the amount of Tax Distribution required on the succeeding Tax Distribution date will be increased by such shortfall until the full amount of required Tax Distributions on the First Tax Distribution Date has been made. Notwithstanding the foregoing, distributions pursuant to this Section 4.2, if any, shall be made to the Partners only to the extent all previous distributions to the Partners pursuant to Section 4.1 with respect to the taxable period are less than the distributions the Partners otherwise would have been entitled to receive with respect to such taxable period pursuant to this Section 4.2, provided that, the per Unit amount of any distributions made pursuant to Section 4.1 that would have been allowable as Tax Distributions but for this sentence shall be made as Tax Distributions pursuant to this Section 4.2 to the holders of Class P Units and Equitized Class P Series Units to the extent such holders are not otherwise entitled to distributions pursuant to Section 4.1, as applicable, as of the applicable Tax Distribution Date.  For the avoidance of doubt, if for any reason the Partnership on any Tax Distribution Date does not make the full amount of distributions required under this Section 4.2 (determined without regard to the limitations in clauses (i), (ii), and (iii) of the first sentence in this Section 4.2), the amount of Tax Distributions required on the succeeding Tax Distribution Date will be increased by such shortfall until the full amount of required Tax Distributions have been made.
Section 4.3Distributions in Kind. Subject to of the Exchange Agreement and Article XIV, no Holder may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with this Article IV, Article V and Article IX.
Section 4.4Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article III, the General Partner is authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including making preferential distributions in respect of such additional Partnership Units.
Section 4.5Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable Law. Each Class P Unit shall, pursuant to and in accordance with the terms of the applicable Management Award Agreement, be subject to certain restrictions on distributions (or other terms) as are necessary in order for such Class P Unit to be treated as a “profits interest” (as contemplated by Section 3.1(a)). In furtherance thereof (and notwithstanding anything to the contrary contained herein), prior to the time any Class P Unit becomes an Equitized Class P Series Unit or a Common Units is issued upon the forfeiture and cancellation of such Class P Unit, such Class P Unit shall not be entitled to receive any distribution hereunder that would result in an Adjusted Capital Account Deficit with respect to such Class P Unit. The General Partner shall be entitled to make such other adjustments to the amounts allocated and distributed with respect to each Class P Unit (and corresponding adjustments to other allocations and distributions as determined by the General Partner) so as to cause each such Class P Unit to qualify as a “profits interest” (as contemplated by Section 3.1(a)), provided that such adjustments shall not adversely affect the amounts distributable to the other Partners.
Section 4.6Use of Distributions. PubCo and its Subsidiaries shall use distributions received from and other cash of the Partnership for payment of taxes, liabilities or expenses of PubCo or such Subsidiary, for the payment of dividends to its shareholders or for other general corporate purposes, in each case in accordance with a budget approved by, or otherwise approved by, the Executive Committee and in accordance with the terms and conditions of the Investor Rights Agreement. PubCo or such Subsidiary may not use such distributions or other cash of the Partnership to acquire any Partnership Interests or to buy back shares of PubCo’s capital stock, except in accordance with Section 3.4.

Section 4.7Certain Agreements Regarding Class P Units. Notwithstanding anything to the contrary, to the extent there is any inconsistency or conflict between the terms and provisions of this Article IV and the terms of any applicable Management Award Agreement with respect to the rights to distributions or other economic rights of the Class P Units to which such Management Award Agreement relates, this Agreement shall control.
Article V
ALLOCATIONS
Section 5.1General Allocations. After giving effect to the allocations under Section 5.2, and subject to Section 5.2 and Section 5.4, Net Income and Net Loss (and, to the extent reasonably determined by the General Partner to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Net Income and Net Loss) for each Fiscal Year or other taxable period shall be allocated among the Partners during such Fiscal Year or other taxable period in a manner such that, after giving effect to all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Partner would receive pursuant to Section 12.3 if all assets of the Partnership on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Partnership were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed in accordance with Section 12.3 to the Partners immediately after making such allocation, minus (b) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Partner is treated as obligated to contribute to the Partnership, computed immediately after the hypothetical sale of assets.
Section 5.2Additional Allocation Provisions
Notwithstanding the foregoing provisions of this Article V:
(a)Regulatory Allocations.
(i)Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 5.1, or any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2(a)(i) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 5.2(a)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt. A Holder’s share of the net decrease in Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to this Section 5.2(a)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.2(a)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
(iii)Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).
(iv)Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. Notwithstanding the foregoing sentence, an allocation pursuant to this Section 5.2(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.2(a)(iv) were not in the Agreement. It is intended that this Section 5.2(a)(iv) comply with the qualified income offset requirement in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(v)Curative Allocations. The allocations set forth in Sections 5.2(a)(i), 5.2(a)(ii), 5.2(a)(iii) and 5.2(a)(iv), (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Interests so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Interest shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
(b)Allocation of Excess Nonrecourse Liabilities. Except as provided in Section 9.5, for purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Common Units and/or GP Units.
(c)Class P Unit Allocations. The General Partner expects to adjust the Gross Asset Values of the Partnership’s assets in accordance with the appropriate sub-paragraph of clause (ii) of the definition of Gross Asset Value periodically to the extent the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership and the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Partnership asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss and allocated to each Partner’s Capital Account and each Class P Series Sub-Account in accordance with this Section 5.2(c) and the remainder of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, until such time as any Class P Unit becomes an Equitized Class P Series Unit or a Common Unit is issued upon the forfeiture and cancellation of such Class P Unit, allocations of Net Income that increase the Capital Account (and Class P Series Sub-Account) with respect to such Class P Unit by an amount that exceeds the Percentage Interest of such Net Income that is represented by such Class P Unit shall, solely to the extent of such excess, be made solely out of Net Income that arises from gain related to assets that are “section 197 intangibles” for purposes of Section 197 of the Code (which, for the avoidance of doubt, can result from an adjustment to the Gross Asset Values of the Partnership’s assets in accordance with the definition of Gross Asset Value) and shall be subject to the limitations contained in this Section 5.2(c), provided for the avoidance of doubt that any “book up” gain that represents a reversal of loss resulting from a previous “booking down” of Partnership assets occurring after, or from depreciation or amortization deductions realized after, the date of grant of the applicable Class P Unit shall be allocated solely to the partners allocated such loss and shall not be allocated in respect of the applicable Class P Unit. In order to ensure that each Class P Unit constitutes, at time of issuance, a “profits interest” as contemplated by Section 3.1(a), allocations of Net Income with respect to each Class P Unit that (i) are made solely out of Net Income that arises from gain related to assets that are “section 197 intangibles” for purposes of Section 197 of the Code (including as a result of an adjustment to the Gross Asset Values of the assets of the Partnership) pursuant to this Section 5.2(c) and (ii) increase the Capital Account with respect to such Class P Unit by an amount that exceeds the Percentage Interest of the applicable Net Income of the Partnership represented by such Class P Unit (such allocations, “Section 5.2(c) Allocations”) shall be made only if and only to the extent: (A) such gain or adjustment to Gross Asset Values arises after the first date subsequent to the issuance of such Class P Unit upon which PubCo releases its quarterly or annual financial statements and (B) on the date of such gain or adjustment to Gross Asset Values, the Partnership Apportioned Volume Weighted Average Share Price exceeds the greater of (x) the Aggregate Class P Unit Threshold Value and (y) the Partnership Apportioned Volume Weighted Average Share Price on the most recent prior date on which Section 5.2(c) Allocations were made with respect to such Class P Unit.
Section 5.3Tax Allocations.
(a)In General. Except as otherwise provided in this Section 5.3, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1 and Section 5.2.
(b)Section 704(c) Allocations. Notwithstanding Section 5.3(a), Tax Items with respect to an Asset that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the traditional method as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the traditional method as described in Regulations Section 1.704-3(b). For the avoidance of doubt and without limiting the foregoing, the traditional method as described in Regulations Section 1.704-3(b) shall be applied with respect to each asset contributed (or deemed contributed) or otherwise owned by the Partnership on the Closing Date. If, as a result of an exercise of a non-

compensatory option to acquire an interest in the Partnership, a Capital Account reallocation is required under Regulations Sections 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x). If, pursuant to Section 5.2(a)(i), the General Partner causes a Capital Account reallocation in accordance with principles similar to those set forth in Regulations Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations in accordance with principles similar to those set forth in Regulations Section 1.704-1(b)(4)(x).
Section 5.4Other Allocation Rules. With regard to Blue Owl GP’s acquisition of the GP Units pursuant to the BCA, Net Income and Net Loss shall be allocated to the Partners of the Partnership so as to take into account the varying interests of the Partners in the Partnership using an “interim closing of the books” method in a manner that complies with the provisions of Code Section 706 and the Regulations thereunder. If during any Fiscal Year there is any other change in any Partner’s ownership of Partnership Units in the Partnership, the General Partner shall take into account the varying interests of the Partners in the Partnership using an “interim closing of the books” method in a manner that complies with the provisions of Code Section 706 and the Regulations thereunder. Notwithstanding the foregoing sentence, such allocations may instead be made in another manner that complies with the provisions of Code Section 706 and the Regulations thereunder and that is selected by the General Partner.
Article VI
OPERATIONS
Section 6.1Management. Subject to the terms of this Agreement (including Section 6.7):
(a)The General Partner shall constitute a “general partner” under the Act.
(b)The General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Partnership. The General Partner shall have the exclusive power and authority to bind the Partnership, except and to the extent that such power is expressly delegated in writing to any other Person by the General Partner, and such delegation shall not cause the General Partner to cease to be a Partner or the General Partner of the Partnership. The General Partner shall be an agent of the Partnership’s business, and the actions of the General Partner taken in such capacity and in accordance with this Agreement shall bind the Partnership. The General Partner shall at all times be a Partner of the Partnership. The General Partner shall constitute a “general partner” under the Act. No Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer or employee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement. The General Partner may not withdraw or be removed from the Partnership except as set forth in Section 10.2.
(c)The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: (i) the amount of assets at any time available for distribution or the redemption of Common Units and GP Units; (ii) the amount and timing of any distribution (subject to the requirements of Section 4.2 related to Tax Distributions); (iii) any determination as to Exchanged Securities that is not inconsistent with the provisions of the Exchange Agreement; (iv) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created, or whether or not the foregoing shall have been paid or discharged); (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or (vii) any other matter relating to the business and affairs of the Partnership or required or permitted by applicable Law, this Agreement or otherwise to be determined by the General Partner.
(d)The General Partner may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Partnership as the General Partner deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the General Partner from time to time, provided that in no event shall the General Partner be absolved of its fiduciary duties pursuant to Section 6.5(c) by virtue of any appointment. Each such officer and/or board or committee member shall serve at the pleasure of the General Partner.
(e)Except as otherwise expressly provided in this Agreement (including Section 6.7, as applicable) or required by any non-waivable provision of the Act or other applicable Law, no Partner other than the General Partner shall (i) have any right to vote on or consent to any other matter, act, decision or document involving the Partnership or its business, or (ii) take part in the day-to-day management, or the operation or control, of the business and affairs of the Partnership. Without limiting the generality of the foregoing, but subject to Section 6.7 (as applicable), the General Partner may cause the Partnership, without the consent or approval of any other Partner, to enter into any of the following in one or a series of related transactions: (A) any merger, (B) any acquisition, (C) any consolidation, (D) any sale, lease, division or other transfer or conveyance of assets, (E) any recapitalization or reorganization of outstanding securities, (F) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a subsidiary, division or other business, (G) any issuance of debt or Equity Securities (subject to any limitations expressly provided for in this Agreement) or (H) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the General Partner, no Limited Partner or Person other than the General Partner shall be an agent for the Partnership or have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership.
(f)Only the General Partner may commence a voluntary case on behalf of, or an involuntary case against, the Partnership under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Partner, to the fullest extent permitted by applicable Law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.
(g)It is anticipated that the General Partner’s primary business activities shall be focused on the operation of the Blue Owl Operating Group Entities, the Management Vehicles and their respective Subsidiaries. Subject to the foregoing, the Partners acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Partnership, the General Partner, or any Affiliate of either of them: (i) any Limited Partner and its Affiliates may engage or invest in any other business, activity or opportunity of any nature, independently or with others; (ii) neither the Partnership nor any Partner (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and (iii) the pursuit of such activities by any such Partner shall not be deemed in violation of breach of this Agreement or any obligation or duty owed by such Partner to the Partnership or the other Partners.
(h)Subject to Section 6.1(i), the General Partner shall have the power, without the consent of the Partners or the consent or approval of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(i)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(ii)to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;
(iii)to reflect a change that is of an inconsequential nature, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with applicable Law or with other provisions of this Agreement;
(iv)to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state Law;
(v)to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article V or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 4.4 or as contemplated by the Code or the Regulations);
(vi)to reflect the issuance of additional Partnership Interests in accordance with Article III and
(vii)to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Partnership Units issued pursuant to Article III.
(viii)to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership and which does not violate Section 6.1(i) or Section 6.7, and does not adversely affect any Limited Partner in any material respect.
(i)Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby (if any), if such amendment or action would: (i) convert a Limited Partner into a general partner of the Partnership (except as a result of the Limited Partner becoming a General Partner pursuant to Section 11.1 of this Agreement); (ii) modify the limited liability of a Limited Partner or increase the obligation of a Limited Partner to make a Capital Contribution to the Partnership; (iii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Sections 3.2 and 4.4); (iv) would convert the Partnership into a corporation; or (v) amend Section 6.3(b) or this Section 6.1(i). Notwithstanding the foregoing sentence, with respect to the foregoing clause (iii) and

(iv), the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Limited Partners. Further, no amendment may alter the restrictions on the General Partner’s authority set forth in the preceding sentence of this Section 6.1(i) without the consent so specified in such preceding sentence. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
(j)Notwithstanding anything in this Agreement to the contrary, to the extent Blue Owl GP takes any action as the General Partner of the Partnership and so long as Blue Owl GP has not ceased to be a general partner pursuant to the Act and this Agreement, such action shall constitute the action of each General Partner of the Partnership if and to the extent the Partnership has additional General Partners.
(k)Notwithstanding anything to the contrary in this Agreement, the rights and authority of the General Partner under this Agreement are derivative of the governance and control rights of PubCo, and the General Partner shall not be permitted under this Agreement to override any rights, protections or requirements of PubCo, the Board, the Executive Committee and any applicable stockholders of PubCo pursuant to the terms and conditions of the PubCo Charter, the Investor Rights Agreement, or any other law, rule regulation or agreement binding upon it.
Section 6.2Compensation and Advances.
(a)The General Partner shall not receive any fees from the Partnership for its services in administering the Partnership, except as otherwise provided in this Agreement (including the provisions of Articles IV and V regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).
(b)From time to time and for so long as PubCo owns no other Person or businesses (other than the General Partner, the Blue Owl Operating Group Entities or any of their respective Subsidiaries), the Partnership shall be liable for, and shall reimburse the General Partner and PubCo, on a monthly basis, or such other basis as the General Partner may determine, for sums to the extent expended by PubCo or the General Partner (and specifically excluding sums paid directly by the Partnership or any of its Subsidiaries) in connection with the Partnership’s business, including: (i) costs and expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership; (ii) compensation of officers and employees of the General Partner, PubCo or the Partnership; (iii) director fees and expenses; (iv) all costs and expenses of PubCo being a public company, including costs of filings with the SEC, tax returns, reports and other distributions to its stockholders; and (v) other costs and expenses incidental to their existence or related to the foregoing matters. For the avoidance of doubt, in no event shall the expenses payable pursuant to this Section 6.2(b) include any income tax liability of PubCo or the General Partner. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 6.6.
(c)To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, if and to the extent any reimbursements to the General Partner, PubCo or any of their respective Affiliates by the Partnership pursuant to this Section 6.2, constitute gross income (as opposed to a repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” to PubCo within the meaning of Code Section 707(c) (unless otherwise required by the Code and the Regulations) and shall not be treated as distributions for purposes of computing the Limited Partners’ Capital Accounts.

Section 6.3Outside Activities.
(a)Neither the General Partner nor PubCo shall directly or indirectly enter into or conduct any business, other than in connection with and to the extent permitted by this Agreement: (i) the ownership, acquisition and disposition of Partnership Interests, Other GP Units and Other Common Units; (ii) with respect to the General Partner, the management of the business of the Blue Owl Operating Group Entities and the Management Vehicles; (iii) with respect to PubCo, its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act; (iv) with respect to PubCo, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests; (v) financing or refinancing of any type related to the Blue Owl Operating Group Entities or their respective assets or activities; and (vi) such activities as are incidental thereto. Nothing contained in this Agreement shall be deemed to prohibit (x) the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner or (y) the actions and operations permitted by the Blue Owl Operating Agreements with respect to the parties thereto. PubCo and its Subsidiaries (including the General Partner) may, subject to the limitations of this Agreement (including Section 3.4) and any other Blue Owl Operating Agreement (as applicable) acquire Partnership Interests, Other Common Units and Other GP Units, and shall be entitled to exercise all rights of a Partner relating to such Partnership Interests, Other Common Units and Other GP Units (pursuant to and in accordance with each applicable Blue Owl Operating Agreement). At any time prior to the Partnership becoming a wholly-owned Subsidiary of PubCo, (A) PubCo shall own, directly or indirectly, 100% of the Equity Securities of the General Partner and (B) the General Partner shall hold no property or assets other than (x) Equity Securities in the Blue Owl Operating Group Entities, the Management Vehicles and their respective Subsidiaries, and (y) any property or assets incidental to the business contemplated by the first sentence of this Section 6.3(a).
(b)Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Partnership and its Subsidiaries (an “Excluded Opportunity”), and subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by an Indemnitee with the General Partner, PubCo, the Blue Owl Operating Group Entities or any Subsidiary of any of the foregoing (including any employment agreement), to the fullest extent permitted by applicable Law, any Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Partnership or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership or any of its Subsidiaries, with no obligation to offer the Partnership or its Subsidiaries the right to participate therein. Nothing in this Agreement, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which any Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable Law, but subject to the immediately preceding sentence, neither the Partnership nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Indemnitee that are not Excluded Opportunities, and the Partnership waives and renounces any interest or expectancy therein.
(c)Except with respect to Excluded Opportunities, and subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by an Indemnitee with the General Partner, PubCo, the Blue Owl Operating Group Entities or any Subsidiary of any of the foregoing (including any employment agreement), to the fullest extent permitted by applicable Law: (i) the engagement in competitive activities by an Indemnitee in accordance with the provisions of this Section 6.3 is deemed approved by the Partnership, all Partners and all Persons acquiring any Partnership Interest; (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Partnership or any of its Subsidiaries; and (iii) no Indemnitee shall be liable to the Partnership, any Partner or any other Person who acquires any Partnership Interest, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Partnership or any of its Subsidiaries.
(d)In addition to and without limiting the foregoing provisions of this Section 6.3, but without limiting any separate agreement entered into by an Indemnitee with the General Partner, PubCo, the Blue Owl Operating Group Entities or any Subsidiary of any of the foregoing (including any employment agreement), a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Partnership or any of its Subsidiaries if it is a business opportunity that (i) the Partnership and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Partnership and its Subsidiaries or is of no practical advantage to the Partnership and its Subsidiaries, (iii) is one in which the Partnership and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Partnership or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement entered into by an Indemnitee with the General Partner, PubCo, the Blue Owl Operating Group Entities or any Subsidiary of any of the foregoing (including any employment agreement), no Indemnitee shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Partnership or any of its Subsidiaries or (y) be liable to the Partnership, any Partner or any other Person who acquires any Partnership Interest, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership or any of its Subsidiaries.
(e)For avoidance of doubt, the foregoing paragraphs of this Section 6.3 are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by the Act, any interest or expectancy of the Partnership or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Section 6.3 shall be construed to effect such renunciation to the fullest extent permitted by the Act.
(f)Any Indemnitee may, directly or indirectly, (i) acquire Partnership Interests, and options, rights, warrants and appreciation rights relating to Partnership Interests and (ii) except as otherwise expressly provided in this Agreement, exercise all rights of a Partner relating to such Partnership Interest, options, rights, warrants and appreciation rights.
(g)To the fullest extent permitted by applicable Law, any Person purchasing or otherwise acquiring any Partnership Interest shall be deemed to have notice of and to have consented to the provisions of this Section 6.3.
Section 6.4Transactions with Affiliates.
(a)The Partnership may lend funds to PubCo and its Subsidiaries (excluding for this purpose Subsidiaries of any of the Blue Owl Operating Group Entities), and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the

Partnership in the aggregate than would be available from unaffiliated third parties as reasonably determined by the General Partner in good faith solely for the purpose of acquiring assets that will be contributed to the Partnership for Partnership Units.
(b)Except as provided in Section 6.3, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable Law.
(c)The General Partner and its Affiliates may sell, transfer or convey any property to the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as reasonably determined by the General Partner in good faith.
(d)The General Partner or PubCo may propose and adopt on behalf of the Partnership Employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, PubCo, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, PubCo, the Partnership or any of the Partnership’s Subsidiaries.
Section 6.5Liability of Partners; Fiduciary and Other Duties; Indemnification.
(a)Except as otherwise provided by the Act, the debts, expenses, obligations and liabilities of the Partnership, whether arising in contact, tort or otherwise, shall be solely the debts, expenses, obligations and liabilities of the Partnership, and no Partner (including the General Partner) shall be obligated personally for any such debt, expense, obligation, or liability of the Partnership solely by reason of being a Partner. All Persons dealing with the Partnership shall have recourse solely to the Partnership for the payment of the debts, expenses, obligations or liabilities of the Partnership.
(b)Subject to the conditions and limitations set forth in this Agreement, to the greatest extent permitted under applicable Law, no Indemnitee shall be liable, in damages or otherwise, to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission of such Indemnitee, except that such Indemnitee shall not be exculpated from or entitled to indemnification under this Agreement for any such loss, damage or claim incurred by reason of such Indemnitee’s fraud, willful misconduct, or knowing violation of the Law or willful violation of this Agreement by the Indemnitee, in each case, as established by a final judgment of a court of competent jurisdiction.
(c)An Indemnitee acting under this Agreement shall not be liable to the Partnership or to any other Indemnitee for such Person’s good-faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of such Persons otherwise existing at law or in equity, are agreed by the Partners to replace fully and completely such other duties and liabilities of such Persons. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, but subject to the two immediately succeeding sentences, whenever in this Agreement an Indemnitee is permitted or required to make a decision or take an action (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or if no standard is expressed, in making such decisions, such Person shall be entitled to take into account its own interests so long as it takes into account the interests of the Partners as a whole or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards. Notwithstanding the foregoing, with respect to any or all actions, omissions or decisions of the General Partner, the General Partner acknowledges that it will owe to the Limited Partners the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Limited Partners were stockholders of such corporation. For the avoidance of doubt, the fiduciary duties described in the foregoing sentence shall not be limited by the fact that the General Partner shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement, the Exchange Agreement or any agreement entered into in connection herewith or therewith (it being expressly agreed by the General Partner that the use of such discretion shall be consistently applied on a non-discriminatory basis to holders of Partnership Interests within any given class or series thereof). No Limited Partner, in its capacity as a Limited Partner, shall owe any duty (including fiduciary duty) to the Partnership or any of its Partners (all such duties being eliminated by this Agreement to the greatest extent possible).
(d)The General Partner may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the General Partner on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the General Partner will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.
Section 6.6Indemnification.
(a)The Partnership shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of any act performed or omitted to be performed by such Indemnitee on behalf of the Partnership or by reason of the fact that the Indemnitee is or was serving as an officer, director or partner of the Partnership (or other applicable capacity set forth in the definition of “Indemnitee”) if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Partnership, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.6), (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Partnership, and (iv) such action or inaction did not constitute fraud, gross negligence, willful misconduct, or a knowing violation of the Law or willful violation of this Agreement by the Indemnitee, in each case, as established by a final judgment of a court of competent jurisdiction.
(b)Expenses incurred by an Indemnitee in (i) defending or (ii) appearing as a witness in (when such Indemnitee is not named as a defendant or respondent) any Action, subject to this Section 6.6 shall be advanced by the Partnership prior to the final disposition of such Action upon receipt by the Partnership of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.
(c)Any indemnification obligations of the Partnership arising under this Section 6.6 shall be satisfied to the extent of any Partnership assets only and no Limited Partner or Affiliate of any Limited Partner shall have any personal liability on account thereof.

(d)The right to indemnification and advancement of expenses provided by this Agreement shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
(e)The Partnership shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to any Indemnitee in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), as the indemnitor of first resort with respect thereto, pursuant to and in accordance with (as applicable) the terms of (i) this Agreement, (ii) any other agreements entered into by an Indemnitee with any of the Blue Owl Operating Group Entities or any Subsidiary of the foregoing pursuant to which such Indemnitee is indemnified, (iii) applicable Law and/or (iv) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Partnership ((i) through (iv) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, including PubCo (other than the insurer under and pursuant to an insurance policy of PubCo or any of its Subsidiaries) from whom such Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Partnership or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Indemnitee or the obligations of the Partnership or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Partnership shall, and to the extent applicable shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Partnership and/or any of its Subsidiaries pursuant to the foregoing clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Partnership and/or any of its Subsidiaries, as applicable, and (z) such Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the parties to this Agreement agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 6.6, entitled to enforce this Section 6.6 as though each such Indemnitee-Related Entity were a party to this Agreement. The Partnership shall cause each of its Subsidiaries to perform the terms and obligations of this Section 6.6 as though each such Subsidiary were a party to this Agreement. For purposes of this Section 6.6, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Liabilities for which any Indemnitee shall be entitled to indemnification from both (1) the Partnership and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, applicable Law and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand. Notwithstanding the foregoing, to the extent the General Partner reasonably determines in good faith that they are reasonably capable of doing so, the Blue Owl Operating Group Entities shall each be responsible for their respective Allocation Percentage of any Jointly Indemnifiable Claim for which all Blue Owl Operating Group Entities have Liability to an Indemnitee under this Section 6.6 and the applicable section or sections of any other Blue Owl Operating Agreements.
(f)To the fullest extent permitted by applicable Law, the Partnership shall purchase and maintain insurance (or be the named insured on the insurance policy of any Affiliate), to the extent and in such amounts as the General Partner shall deem reasonable, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and such Indemnitee is entitled to indemnification pursuant to Section 6.6(a).
(h)The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision of this Agreement shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Each of the parties to this Agreement agree that each Indemnitee shall be a third-party beneficiary with respect to this Section 6.6, entitled to enforce this Section 6.6 as though each such Indemnitee were a party to this Agreement.
(i)Notwithstanding anything to the contrary in this Agreement, the indemnification rights and obligations set forth in this Agreement shall not apply to any breaches of fiduciary duties set forth in Section 6.5(c), to the extent (and only to the extent) that it has been finally determined by a court of competent jurisdiction that, respectively, a director of a Delaware corporation would be prohibited by the Laws of the State of Delaware from being indemnified with respect to such matter or a Delaware corporation is prohibited by the Laws of the State of Delaware from indemnifying a member of its board of directors with respect to such matter.
Section 6.7Certain NB Consent Rights.
(a)Notwithstanding anything to the contrary in this Article VI or elsewhere in this Agreement:
(i)until the first date upon which the NB First Ownership Threshold is no longer satisfied, the Partnership shall not (and the General Partner shall not, and shall cause the Partnership and its Subsidiaries not to) take or omit to take any action for which the consent of NB would be required pursuant to Section 2.3(a) of the Investor Rights Agreement, unless NB gives its consent pursuant thereto; and

(ii)until the first date upon which the NB Second Ownership Threshold is no longer satisfied, the Partnership shall not (and the General Partner shall not, and shall cause the Partnership and its Subsidiaries not to) take or omit to take any action for which the consent of NB would be required pursuant to Section 2.3(b) of the Investor Rights Agreement, unless NB gives its consent pursuant thereto.
(b)Notwithstanding anything in this Agreement to the contrary, NB’s rights under this Section 6.7 are personal to NB and may not be assigned to any Person (other than to another NB Partner).
Article VII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 7.1Return of Capital. Except pursuant to the rights of Exchange set forth in the Exchange Agreement and Article XIV, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided in this Agreement. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 7.2Rights of Limited Partners Relating to the Partnership.
(a)In addition to other rights provided by this Agreement or by the Act, the General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common stockholders of PubCo as soon as practicable after such mailing, unless such Limited Partner is entitled to receive such information pursuant to the Investor Rights Agreement, PubCo Charter or PubCo Bylaws.
(b)Notwithstanding any other provision of this Section 7.2, but subject to Section 7.2(c), the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines to be reasonable, any information that (i) the General Partner reasonably, and in good faith, believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership, (ii) would jeopardize or waive privilege or work product doctrine or (iii) the Partnership or the General Partner is required by Law or by agreement to keep confidential.
(c)Notwithstanding anything in this Section 7.2 to the contrary, the information rights of NB are governed by the terms and provisions of Section 2.5 of the Investor Rights Agreement. To the extent there is any inconsistency or conflict between the terms and provisions of this Section 7.2, solely with respect to NB, and the terms and provisions of Section 2.5 of the Investor Rights Agreement, the terms and provisions of Section 2.5 of the Investor Rights Agreement shall control.
Article VIII
BOOKS AND RECORDS
Section 8.1Books and Records. At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Partnership shall keep at its principal office the following:

(a)a current list of the full name and the last known street address of each Partner;
(b)a copy of the Certificate and this Agreement and all amendments thereto; and
(c)copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent years.
Section 8.2Inspection. Subject to Section 15.11 Limited Partners (personally or through an authorized representative) may, for purposes reasonably related to their respective Partnership Interests, examine and copy (at their own cost and expense) items described in Section 8.1(b) at all reasonable business hours upon reasonable prior notice. The access provided in the foregoing sentence shall not apply to the Register, which shall be subject to Section 3.1(b).
Article IX
TAX MATTERS
Section 9.1Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within 90 days of the close of each taxable year, an estimate of the tax information reasonably required by the Holders (including a draft Schedule K-1 or other schedule or statement providing estimated taxable income) for federal and state income tax and any other tax reporting purposes and, by August 15 of each taxable year, such final information (including a final Schedule K-1). In addition, the General Partner shall, at the requesting Holder’s expense for reasonable, incremental out-of-pocket expenses, provide such other information that is reasonably available to it and that any Holder may reasonably request to enable it to determine and comply with its tax paying and reporting obligations, or to obtain refunds of or exemptions from taxes that would otherwise be borne by such Holder with respect to its interests in the Partnership. For the avoidance of doubt, nothing in this Section 9.1 shall require the Partnership to provide information that tracks the interest in the Partnership for a Person who holds a direct or indirect interest in a Holder (it being understood that the reporting in this section shall properly reflect the status of any Holder that is a disregarded entity for applicable tax purposes).
Section 9.2Tax Elections. The General Partner shall file (or cause to be filed) an election pursuant to Code Section 754 (and any corresponding provision for state and local income tax purposes) for the Partnership for the tax year including the Closing Date and shall maintain and keep such election in effect at all times (and, if applicable, the General Partner and the Partnership shall cause any Subsidiary of the Partnership to file and maintain such an election). Except as otherwise provided in this Agreement, the General Partner shall determine whether to make any other available election pursuant to the Code; provided that, the General Partner shall consult in good faith with the NB Partner Representative prior to making, changing, or revoking any material tax election or method of tax accounting or modifying the manner in which Capital Accounts (or allocations thereto) or allocations for tax purposes are determined, in each case if such actions would reasonably be expected to have a material and disproportionate adverse effect on the NB Partners or their direct or indirect owners (not taking into account the tax characteristics or tax attributes of such direct or indirect owners) and their respective Permitted Transferees.

Section 9.3Partnership Representative.
(a)The General Partner is designated as the Partnership Representative. In addition, the General Partner is authorized to designate or remove any other Person selected by General Partner as the Partnership Representative. All actions taken by the Partnership Representative pursuant to this Section 9.3 shall be subject to the overall oversight and authority of the Board. For each Fiscal Year in which the Partnership Representative is an entity, the Partnership shall appoint the “designated individual” identified by the Partnership Representative and approved by the Board to act on its behalf in accordance with the applicable Regulations or analogous provisions of state or local Law. Each Partner expressly consents to such designations and agrees to take, and that the General Partner is authorized to take (or cause the Partnership to take), such other actions as may be necessary or advisable pursuant to Regulations or other IRS or Treasury guidance or state or local Law to cause such designations or evidence such Partner’s consent to such designations.
(b)Subject to this Section 9.3, the Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the BBA Rules, including making any elections under the BBA Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any Action, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Partnership funds for professional services and other expenses reasonably incurred in connection therewith. Notwithstanding any provision to the contrary in this Agreement, the Partnership Representative shall be permitted make an election under Section 6226 of the BBA Rules (and any similar provision of state, local and non-U.S. tax Law) with respect to any Audit.
(c)Without limiting the foregoing, the Partnership Representative shall give prompt written notice to the Original Limited Partner Representative of the commencement of any Audit of the Partnership or any of its Subsidiaries (a “Specified Audit”). The Partnership Representative shall: (i) keep the Original Limited Partner Representative reasonably informed of the material developments and status of any such Specified Audit; (ii) permit the Original Limited Partner Representative (or its designees) to participate (including using separate counsel), in each case at the Original Limited Partners’, as applicable, sole cost and expense, in any such Specified Audit; and (iii) promptly notify the Original Limited Partner Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Appeals panel (or equivalent body under applicable Laws) with respect to such Specified Audit. The Partnership Representative or the Partnership shall promptly provide the Original Limited Partner Representative with copies of all material correspondence between the Partnership Representative or the Partnership (as applicable) and any governmental authority in connection with such Specified Audit, and shall give the Original Limited Partner Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Partnership Representative shall not (and the Partnership shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionately adverse (compared to the General Partner) or materially adverse effect on the Original Limited Partners without the Original Limited Partner Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
(d)The Partnership representative shall give prompt written notice to the NB Partner Representative of the commencement of any material U.S. federal or state tax Audit of the Partnership or any of its Subsidiaries or any Audit of the Partnership or any of its Subsidiaries that would reasonably be expected to have a disproportionate and material adverse effect on the NB Partners (a “NB Relevant Audit”). The Partnership Representative shall keep the NB Partner Representative reasonably informed of the material developments and status of any such NB Specified Audit. The Partnership Representative or the Partnership shall promptly provide the NB Partner Representative with copies of all material correspondence between the Partnership Representative or the Partnership (as applicable) and any governmental authority in connection with such NB Relevant Audit, and shall give the NB Partner Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such NB Relevant Audit. Additionally, the Partnership Representative shall not (and the Partnership shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any NB Relevant Audit in a manner that would reasonably be expected to have a disproportionate and material adverse effect on the NB Partners without the NB Partner Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, the rights of the NB Partner Representative under this Section 9.3(d) shall terminate upon the first date the NB Second Ownership Threshold is no longer satisfied.
(e)Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between Section 11.1 of the BCA and this Agreement, Section 11.1 of the BCA shall control. The Partnership, the Partnership Representative, the General Partner, and the Partners acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of Section 11.1 of the BCA.
(f)This Section 9.3 shall be interpreted to apply to Partners and former Partners, and shall survive the Transfer of a Partner’s Partnership Units and the termination, dissolution, liquidation and winding up of the Partnership and, for this purpose to the extent not prohibited by applicable Law, the Partnership shall be treated as continuing in existence.
Section 9.4Withholding Tax Indemnification
(a)If the Partnership or any other Person in which the Partnership holds an interest is required by Law to withhold or to make tax payments on behalf of or with respect to any Partner, or the Partnership is subjected to tax itself (including any amounts withheld from amounts directly or indirectly payable to the Partnership or to any other Person in which the Partnership holds an interest) by reason of the status of any Partner as such or that is specifically attributable to a Partner (including federal, state, local or foreign withholding or nonresident income taxes, personal property, unincorporated business or other taxes, the amount of any taxes arising under the BBA Rules, the amount of any taxes imposed under Code Section 1446(f), and any interest, penalties, additions to tax, and expenses related to any such amounts) (“Tax Advances”), the General Partner may cause the Partnership to withhold such amounts and cause the Partnership to make such tax payments as so required, and each Partner authorizes the Partnership to do so. For all purposes of this Agreement, such Partner shall be treated as having received the amount of the distribution, if applicable, that is equal to the Tax Advance at the time of such Tax Advance. Notwithstanding the foregoing, each Tax Advance shall be repaid by reducing the amount of the current or next succeeding distribution pursuant to Section 4.1; provided that to the extent that the aggregate amount of Tax Advances for any period made on behalf of a Partner exceeds the actual distributions that would have otherwise been made to such Partner pursuant to Section 4.1 following such Tax Advances, then such Partner shall indemnify and hold harmless the Partnership for the entire amount of such excess (which has not offset distributions pursuant to this Section 9.4) (an “Excess Tax Advance”); provided that any Excess Tax Advance with respect to any Partner shall be required to be repaid by such Partner in full prior to or in connection with any Transfer or Exchange of Partnership Units held by such Partner. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable, and any taxes, penalties and interest payable under the BBA Rules, by the Partnership or any fiscally transparent entity in which the Partnership owns an interest shall be treated as specifically attributable to the Partners and shall be treated as a Tax Advance with respect to the Partners such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), in each case as reasonably determined by the General Partner.
(b)This Section 9.4 shall be interpreted to apply to Partners and former Partners and shall survive the Transfer or Exchange of a Partner’s Partnership Units (and shall not burden any such Transferred Partnership Units, any Partnership Units that were the subject of an Exchange or the transferee of such Partnership Units) and the termination, dissolution, liquidation and winding up of the Partnership and, for this purpose to the extent not prohibited by applicable Law, the Partnership shall be treated as continuing in existence.
Section 9.5Subject Liabilities.
(a)For purposes of determining a Partner’s share of any Subject Liability under Regulations Section 1.752-3, the Partnership shall adopt the “additional method” described in Regulations Section 1.752-3(a)(3) to the maximum extent permitted by law (as reasonably determined by the General Partner), first with respect to each Protected Partner and amount listed on Schedule II.
(b)No Partner, nor any of its Affiliates, nor any Person related to a Partner within the meaning of Regulations Section 1.752-4(b) shall (other than PubCo, the Blue Owl Operating Group Entities or their respective Affiliates): (i) enter into a guarantee (or any arrangement treated in a similar manner for purposes of Code Section 752 and the Regulations thereunder) all or any portion of any Subject Liability; (ii) acquire an interest in all or any portion Subject Liability (or take any action that would be treated for U.S. federal income tax purposes as an acquisition of an interest in any Subject Liability); or (iii) otherwise take any action which would cause all or any portion of a Subject Liability to be treated as a “recourse liability” (as defined in Treasury Regulation Section 1.752-1(a)(1)) with respect to such Partner.
Section 9.6FIC Distribution. The parties to this Agreement agree that the FIC Distribution gave rise to an adjustment to the tax basis of certain property of Opal Capital Group LLC or its successor in interest pursuant to Code Section 734. To the extent such adjustment is allocated to depreciable or amortizable property, then to the extent permitted by law the parties agree to treat such basis adjustment as a separate item of property for purposes of Code Sections 168 and 197, as applicable, that is not “Section 704(c) property” as defined in Regulations Section 1.704-3(a)(3)(i).
Section 9.7Exchange Agreement. The Exchange Agreement, to the extent it imposes an obligation on the Partnership or defines rights of the Partners with respect to the Partnership, shall be treated as part of the partnership agreement of the Partnership as described in Code Section 761(c) and Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).
Section 9.8Intended Tax Treatment. The parties acknowledge the Intended Tax Treatment (as defined in the BCA) set forth in Section 12.5 of the BCA and the provisions of this Agreement (including allocation and capital account provisions) shall be interpreted and applied consistently with such treatment.

Article X
PARTNER TRANSFERS AND WITHDRAWALS
Section 10.1Transfer.
(a)No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
(b)No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article X shall be null and void ab initio.
Section 10.2Transfer of General Partner’s Partnership Interest. The General Partner may not (i) Transfer any GP Units, (ii) voluntarily withdraw as a general partner of the Partnership, or (iii) be removed from the Partnership, in each case, without the consent of PubCo, a Majority in Interest of the Limited Partners and, until the first date upon which the NB Second Ownership Threshold is no longer satisfied, the NB Partner Representative. Notwithstanding the foregoing sentence, the approval of a Majority in Interest of the Limited Partners, PubCo and the NB Partner Representative shall not be required if the successor General Partner to such first General Partner is PubCo or a wholly-owned Subsidiary thereof. In the event of the General Partner’s removal, a Majority in Interest of the Limited Partners may appoint a new General Partner to be the General Partner under this Agreement, which shall be PubCo or a wholly-owned Subsidiary thereof unless PubCo provides its prior written consent (including the approval of a majority of the Independent Directors of the Board). Notwithstanding anything to the contrary in this Agreement, the General Partner may only voluntarily withdraw as the general partner of the Partnership, be removed or be replaced as the general partner of the Partnership, or otherwise be removed from the Partnership, in each case, with the prior written consent of PubCo (and if the replacement General Partner is not PubCo or a wholly-owned Subsidiary of PubCo, including the approval of a majority of the Independent Directors of the Board).
Section 10.3Limited Partners’ Rights to Transfer.
(a)Transfers; Generally.
(i)Except as otherwise agreed to in writing between the General Partner and the applicable Limited Partner and reflected in the books and records of the Partnership, no Limited Partner or Assignee thereof may Transfer (including in accordance with the Exchange Agreement) all or any portion of its Partnership Interests or other interest in the Partnership (or beneficial interest therein) without the prior consent of the General Partner, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal opinions and other documents that the General Partner may require) as are determined by the General Partner, in each case in the General Partner’s sole discretion, and which consent may be in the form of a plan or program entered into or approved by the General Partner, in its sole discretion. Any purported Transfer of Partnership Interests that is not in accordance with, or subsequently violates, this Agreement or any Lock-up Period shall be, to the fullest extent permitted by law, null and void.
(ii)Notwithstanding clause (i) above but subject to Section 10.3(c), each Limited Partner may Transfer Common Units in Exchanges pursuant to, and in accordance with, the Exchange Agreement. The General Partner may adopt or promulgate policies from time to time (including policies requiring the use of designated administrators or brokers)

applicable to Exchanges without the consent of any Limited Partner that are consistent with the terms of this Agreement or the Exchange Agreement.
(iii)Notwithstanding anything otherwise to the contrary in this Agreement, but subject to Section 10.6, a Limited Partner may transfer all or a portion of its Partnership Interests to any of its Permitted Transferees in a transfer that the General Partner determines in good faith complies with the requirements of Regulation. 1.7704-1(e) or otherwise does not create a material risk of the Partnership being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code; provided that for the avoidance of doubt, any further Transfer by the Permitted Transferee may only be made to another Permitted Transferee of the original transferring Limited Partner and in accordance with this Agreement.
(b)Further Restrictions.
(i)Notwithstanding any contrary provision in this Agreement, the General Partner may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Partnership Interests that are outstanding as of May 19, 2021 or are created thereafter, with the written consent of the holder of such Partnership Interests.
(ii)Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Partnership Interest be made by any Limited Partner or Assignee if:
(A)such Transfer is made to any Person who lacks the legal right, power or capacity to own such Partnership Interest;
(B)such Transfer would require the registration of any Partnership Interests (including the Partnership Interest so Transferred) under any applicable U.S. federal or state securities Laws (including the Securities Act or the Exchange Act) or other non-U.S. securities Laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities Laws;
(C)such Transfer would cause (A) all or any portion of the assets of the Partnership to (1) constitute “plan assets” (under ERISA, the Code or any applicable similar Law) of any existing or contemplated Limited Partner, or (2) be subject to the provisions of ERISA, Code Section 4975 or any applicable similar Law, or (B) the General Partner to become a fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable similar Law, or otherwise;
(D)to the extent requested by the General Partner, the Partnership does not receive customary legal opinions and written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as reasonably determined in good faith by the General Partner;
(E)such Transfer would violate, or cause PubCo, the Partnership or any of their respective Affiliates to violate, any applicable Law of any jurisdiction; or

(F)the General Partner shall reasonably determine in good faith that such Transfer (provided for this purpose a transaction described in the clause (c) of the final sentence of the definition of “Transfer” will be considered to be a Transfer if the General Partner reasonably determines such transaction could reasonably be expected to be treated as a transfer for U.S. federal income tax purposes) would pose a material risk that the Partnership would be a “publicly traded partnership” as defined in Code Section 7704.
(G)In addition, notwithstanding any contrary provision in this Agreement, to the extent the General Partner shall determine that interests in the Partnership do not meet the requirements of Regulations Section 1.7704-1(h), the General Partner may impose such restrictions on the Transfer (provided for this purpose a transaction described in the clause (c) of the final sentence of the definition of “Transfer” will be considered to be a Transfer if the General Partner reasonably determines such transaction could reasonably be expected to be treated as a transfer for U.S. federal income tax purposes) of Partnership Interests or other interests in the Partnership as the General Partner may reasonably determine in good faith to be necessary or advisable so that the Partnership is not treated as a publicly traded partnership taxable as a corporation under Code Section 7704.
Section 10.4Substituted Limited Partners.
(a)No Limited Partner shall have the right to substitute a transferee other than a Permitted Transferee as a Limited Partner in its place (and, for the avoidance of doubt, such Permitted Transferee shall be a Substituted Limited Partner under this Agreement). A transferee (other than a Permitted Transferee) of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner in accordance with the previous sentence shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance reasonably satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, the Investor Rights Agreement and the Exchange Agreement, (ii) a counterpart signature page to this Agreement, the Investor Rights Agreement and the Exchange Agreement (or a joinder thereto) executed by such Assignee, (iii) a Consent by Spouse (if applicable) and (iv) such other documents and instruments as the General Partner may reasonably require to effect such Assignee’s admission as a Substituted Limited Partner and (v) if applicable, the transfer to the applicable Assignee includes a corresponding Transfer of the applicable Limited Partner’s corresponding Other Common Units or other “Class P Units” of any other Blue Owl Operating Group Entity, as applicable.
(b)Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
(c)A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 10.5Assignees. If the General Partner’s consent is required for the admission of any transferee in a Transfer made in accordance with Section 10.3 as a Substituted Limited Partner, as described in Section 10.4, and the General Partner withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article X, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in the Exchange Agreement with respect to a Limited Partner that becomes an Exchanging Partner), and shall not be entitled to effect a consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such Assignee desires to make a further assignment of any such Partnership Units, such Assignee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
Section 10.6General Provisions.
(a)No Limited Partner may withdraw from the Partnership other than: (i) as a result of a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to the Exchange (including a Direct Exchange) of all of its Partnership Interest pursuant to the Exchange Agreement and Article XIV; or (iii) as a result of the acquisition of all of such Limited Partner’s Partnership Interest by PubCo or its Subsidiaries, whether or not pursuant to the Exchange Agreement.
(b)Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect an Exchange of all of its Partnership Units pursuant to the Exchange Agreement and Article XIV or (iii) to PubCo or its Subsidiaries, whether or not pursuant to Article XIV, in each case, shall cease to be a Limited Partner.
(c)If any Partnership Unit is Transferred in compliance with the provisions of this Article X, or is redeemed or Exchanged by the Partnership, PubCo (including by Direct Exchange) or an Alternative Subsidiary pursuant to the Exchange Agreement, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Exchanging Partner (as the case may be) and, in the case of a Transfer or assignment other than an Exchange, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, unless otherwise reasonably determined by the General Partner in good faith, each of such items for the calendar quarter in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar quarter in which a Transfer or an Exchange occurs shall be allocated to the transferor Partner, or the Exchanging Partner (as the case may be) if such Transfer occurs on or before the 45th day of the quarter, otherwise such items shall be allocated to the transferor. All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Partner or the Exchanging Partner (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
(d)In addition to any other restrictions on Transfer contained in this Agreement, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Exchange, any acquisition of Partnership Units by PubCo or any other acquisition of Partnership Units by the Partnership) be made (i) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (ii) if the General Partner determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Partnership would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (iii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended; or (iv) if such Transfer is of one or more Common Units, such transferor also Transfers an equal number of Other Common Units, if applicable, and Class C Shares or Class D Shares (as applicable) to the applicable transferee.
(e)Transfers pursuant to this Article X, other than Permitted Transfers (which may be made at any time), may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.
(f)In the event any Transfer is permitted pursuant to this Article X, the transferring parties shall demonstrate to the satisfaction of the General Partner either that no withholding is required in connection with such Transfer under applicable U.S. federal, state, local or non-U.S. law (including under Code Sections 1445 or 1446) or that any amounts required to be withheld in connection with such Transfer under applicable U.S. federal, state, local or non-U.S. law (including under Code Section 1446, other than by reason of Code Section 1446(f)(4)) have been so withheld and will be paid over the appropriate governmental authority. The General Partner and the Partnership shall reasonably cooperate upon the reasonable request and at the expense of the transferor and/or transferee to provide such certifications or other information that it is legally permitted to provide with respect to the Partnership to the extent necessary to reduce or eliminate any such withholding.
Article XI
ADMISSION OF PARTNERS
Section 11.1Admission of Successor General Partner. A successor to all or a portion of the General Partner’s Partnership Interest pursuant to Section 10.2 who the General Partner has designated to become a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon the Transfer of such Partnership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 11.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate consent of the Partners or any Partner. Any such successor General Partner shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership and a Majority in Interest of the Limited Partners, with, until the first date upon which the NB Second Ownership Threshold is no longer satisfied, the consent of the NB Partner Representative, may elect to continue the Partnership by selecting a successor General Partner.

Section 11.2Partners; Admission of Additional Limited Partners.
(a)A Person (other than a then-existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) a Consent by Spouse (as applicable) and (iv) such other documents or instruments as may be required by the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Register and the books and records of the Partnership to reflect the name, address, number and type of Partnership Units of such Additional Limited Partner.
(b)Notwithstanding anything to the contrary in this Section 11.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 11.2(a).
(c)If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar quarter in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 10.6(c). All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
Section 11.3Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to either cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.
Section 11.4Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.
Article XII
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 12.1No Dissolution. The Partnership shall not be dissolved by the admission of additional Partners in accordance with the terms of this Agreement. The Partnership may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Partners irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership assets.
Section 12.2Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):
(a)the sale of all or substantially all of the Partnership’s assets;
(b)at any time there are no Limited Partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act;
(c)an election to dissolve the Partnership made by the General Partner, with the consent of a Majority in Interest of the Limited Partners and, until the first date upon which the NB Second Ownership Threshold is no longer satisfied, the NB Partner Representative; or
(d)the entry of a decree of judicial dissolution under Section 17-802 of the Act.
Section 12.3Distribution upon Dissolution.
(a)Upon the occurrence of a Liquidating Event, the General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners with the consent of PubCo (the General Partner or such other Person being referred to in this Agreement as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Liquidator, include shares of stock in PubCo) shall be applied and distributed in the following order:
(i)first, to the satisfaction of all of the Partnership’s debts and liabilities to creditors, including Partners who are creditors (other than with respect to liabilities owed to Partners in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;
(ii)second, to the satisfaction of all of the Partnership’s liabilities to the Partners in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and
(iii)the balance, if any, to the Holders in accordance with Section 4.1. The Liquidator shall not receive any additional compensation for any services performed pursuant to this Article XII.
(b)Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(c)No Partner shall be personally liable for a deficit Capital Account balance of that Partner, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Partnership assets. In the sole and absolute discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:
(i)distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities; the assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or
(ii)withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership. Any such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.
Section 12.4Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.
Section 12.5Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Partnership Units in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the Act.
Section 12.6Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation.
Article XIII
AMENDMENTS; MEETINGS
Section 13.1Amendments.
(a)Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments, modifications and restatements of this Agreement must be approved by the consent of the General Partner and a Majority in Interest of the Limited Partners.

(b)Notwithstanding Section 13.1(a):
(i)no modification, amendment or restatement of any provision of this Agreement that materially and adversely affects the rights or obligations under this Agreement of any Holder of a class or series of Equity Securities of the Partnership, in its capacity as such, without similarly affecting the rights or obligations under this Agreement of all Holders of such class or series of Equity Securities of the Partnership shall be effective against such Holder unless approved in writing by such Holder;
(ii)any amendment, modification or restatement of Section 10.2, Section 11.1, Section 12.3 and this Section 13.1 shall also require the consent of PubCo;
(iii)any amendment, modification or restatement of Section 3.7, Section 6.7, Section 7.2(c), Section 9.1, Section 9.2, Section 9.3, Section 10.2, Section 10.3, Section 11.1, Section 12.2, this Section 13.1, Section 15.11(h), Section 15.17(b) and Section 15.18, shall also require the consent of the NB Partner Representative, for so long as the NB Partners or the NB Partner Representative has rights thereunder; and
(iv)any amendment of the second sentence of Section 10.2 and the second sentence of Section 10.3(a)(i) shall also require the consent of a majority of the Independent Directors of the Board.
(v)In addition to (and not in limitation of) the foregoing, until the first date upon which the NB First Ownership Threshold is no longer satisfied, no amendment, modification or restatement may be made to this Agreement that is disproportionately adverse to the rights of the NB Partners (in their capacity as holders of PubCo equity securities or Partnership Interests under this Agreement) as compared to the rights of any other Holder, without the consent of the NB Partner Representative.
(c)Upon obtaining any such consent required under Section 13.1(a) or Section 13.1(b), or any other consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. Within 30 days after the effectiveness of any amendment to this Agreement that does not receive the consent of all Partners, the General Partner shall deliver a copy of such amendment to all Partners that did not consent to such amendment.
Section 13.2Procedures for Meetings and Actions of the Partners.
(a)No meetings of the Limited Partners are required to be held. Meetings of the Partners may be called only by the General Partner. The call of any meeting by the General Partner shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten days nor more than 90 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting, in each case, by telephone or video conference call. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of a Majority in Interest of the Limited Partners shall be sufficient to approve any proposal at a meeting of the Partners. Whenever the consent of any Partners is permitted or required under this Agreement, such consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 13.2(b).
(b)Any action requiring the consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the

Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than 15 days of receipt of notice, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal. An action shall become effective at such time as requisite consents are received, even if prior to such specified time.
(c)Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.
(d)The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of the Partners, not less than ten days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.
(e)Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of PubCo’s stockholders and may be held at the same time as, and as part of, the meetings of PubCo’s stockholders.
Article XIV
EXCHANGE RIGHTS
Section 14.1Exchanges (Generally). Upon an Exchange by any Limited Partner of Common Units for Class A Shares or Class B Shares pursuant to the Exchange Agreement (including in connection with a Direct Exchange), as of the effective date of such Exchange, the Partnership shall comply with the applicable provisions of the Exchange Agreement.
Section 14.2Lock-Up Periods (Exchanges). Common Units subject to a Lock-Up Period may not be Exchanged (including by way of a Direct Exchange), and in no event shall the Partnership, PubCo or an Alternative Subsidiary effect an Exchange (including a Direct

Exchange) of such Common Units, unless and until the expiration of the applicable Lock-Up Period.
Section 14.3Subject to Exchange Agreement. To the extent of any conflict between this Article XIV and the Exchange Agreement, the terms of the Exchange Agreement shall control and prevail.
Section 14.4Alternative Subsidiaries. The Partners acknowledge and agree that PubCo may elect to effect Exchanges through Alternative Subsidiaries pursuant to Section 2.10 of the Exchange Agreement or as a Direct Exchange pursuant to Section 2.1(g) of the Exchange Agreement. In the event that PubCo makes such an election, (i) any such Alternative Subsidiary (as applicable) shall become a party to this Agreement prior to or in connection with such Exchange and (ii) any reference herein to “the General Partner” with respect to such Exchange shall apply to such Alternative Subsidiary; provided, that any notice to be given to or by the General Partner, any payment to be made by the General Partner, and/or any determination by or consent from the General Partner, in each case with respect to such Exchange, may be made or given to or by (as applicable) Blue Owl GP (or any successor general partner of the Partnership designated in accordance with this Agreement).
Article XV
MISCELLANEOUS
Section 15.1Partnership Counsel. THE PARTNERSHIP, THE GENERAL PARTNER, THE ORIGINAL LIMITED PARTNERS AND EACH OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES MAY BE REPRESENTED BY THE SAME COUNSEL (COUNSEL THAT REPRESENTS THE PARTNERSHIP, “PARTNERSHIP COUNSEL”). THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE PARTNERSHIP MAY ALSO PERFORM SERVICES FOR THE GENERAL PARTNER, THE ORIGINAL LIMITED PARTNERS AND EACH OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES. THE GENERAL PARTNER MAY, WITHOUT THE CONSENT OF THE LIMITED PARTNERS, EXECUTE ON BEHALF OF THE PARTNERSHIP ANY CONSENT TO THE REPRESENTATION OF THE PARTNERSHIP THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. EACH PARTNER ACKNOWLEDGES THAT PARTNERSHIP COUNSEL DOES NOT REPRESENT ANY LIMITED PARTNER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH LIMITED PARTNER AND PARTNERSHIP COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT PARTNERSHIP COUNSEL SHALL OWE NO DUTIES TO EACH LIMITED PARTNER. EACH LIMITED PARTNER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT PARTNERSHIP COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH LIMITED PARTNER WITH RESPECT TO OTHER MATTERS, PARTNERSHIP COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY LIMITED PARTNER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.
Section 15.2Appointment of General Partner as Attorney-in-Fact.
(a)Each Limited Partner, including each Additional Limited Partner and Substituted Limited Partner that are Limited Partners, irrevocably makes, constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices the following documents as may be necessary or appropriate to carry out the provisions of this Agreement in accordance with its terms:
(i)All certificates and other instruments and all amendments thereto, which the General Partner deems appropriate to form, qualify, continue or otherwise operate the Partnership as a limited partnership (or other entity in which the Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Partners, including all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership in accordance with the terms of this Agreement.
(ii)This Agreement and all amendments to this Agreement adopted in accordance with the terms of this Agreement, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement.
(iii)All conveyances of Partnership assets, and other instruments which the General Partner reasonably deems necessary in order to complete a dissolution and termination of the Partnership pursuant to this Agreement.
(b)The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the Incapacity of any Person giving such power, and the Transfer or assignment of all or any portion of such Person’s Partnership Interest, and shall not be affected by the subsequent Incapacity of the principal. In the event of the assignment by a Limited Partner of all of its Partnership Interest, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.
Section 15.3Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties to this Agreement submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 15.3, however, shall affect the right of any party to this Agreement to serve legal process in any other manner permitted by Law or at equity. Each party to this Agreement agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.
Section 15.4Accounting and Fiscal Year. Subject to Code Section 448, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partner. The fiscal year of the Partnership (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Partnership, the fraction thereof commencing on May 19, 2021 or ending on the date on which the winding-up of the Partnership is completed, as the case may be, unless otherwise determined by the General Partner and permitted under the Code.
Section 15.5Entire Agreement. This Agreement, any other Blue Owl Operating Agreements, the Tax Receivable Agreement, the Investor Rights Agreement, the Management Vehicle Operating Agreements, the Exchange Agreement and the BCA (as applicable) constitutes the entire agreement between the parties to this Agreement pertaining to the subject matter of this Agreement, and fully supersede any and all prior or contemporaneous agreements or understandings between the parties to this Agreement pertaining to the subject matter of this Agreement, including the Original Agreement.
Section 15.6Further Assurances. Each of the parties to this Agreement does covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to use commercially reasonable efforts to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes of this Agreement.
Section 15.7Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next business day, (b) one business day following sending by reputable overnight express courier (charges prepaid) or (c) three days following mailing by certified or registered mail, postage prepaid and return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 15.7):
(a)if to the Partnership or the General Partner, to Blue Owl Capital Inc. 399 Park Avenue 37th Floor New York, NY 10022; Attention: Neena Reddy, General Counsel and Secretary; Phone: (212) 651-4702; Email: neena.reddy@blueowl.com;
(b)or to such other address as the Partnership may from time to time specify by notice to the Partners; and
(c)if to any Limited Partner, to such Limited Partner at the address set forth in the records of the Partnership.

Section 15.8Construction. The parties to this Agreement and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the parties to this Agreement, and the language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any Person.
Section 15.9Binding Effect. Except as otherwise expressly provided in this Agreement, this Agreement shall be binding on and inure to the benefit of the Partners, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Partnership, whether as Assignees, Substituted Limited Partners or otherwise.
Section 15.10Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
Section 15.11Confidentiality. A Limited Partner’s rights to access or receive any information about the Partnership or its business are conditioned on such Limited Partner’s willingness and ability to assure that the Partnership information will be used solely by such Limited Partner for purposes reasonably related to such Limited Partner’s interest as a Limited Partner, and that, to such Limited Partner’s knowledge, such Partnership information will not become publicly available as a result of such Limited Partner’s rights to access or receive such Partnership information. Each Limited Partner acknowledges that the Partnership creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the Partnership and its Subsidiaries. Each Limited Partner further acknowledges and agrees that certain Partnership information may constitute a valuable trade secret (as defined by Law) of the Partnership and agrees to maintain any Partnership information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:
(a)Notwithstanding Article VIII, the General Partner shall have the right to keep confidential from the Limited Partners (and their respective agents and attorneys) for such period of time as the General Partner deems reasonable, any information: (i) that the General Partner believes to be in the nature of trade secrets (on advice of counsel); (ii) the General Partner believes would jeopardize or waive privilege or work product doctrine; or (iii) which the General Partner (or its Affiliates, employees, officers, directors, members, partners or personnel) is required by Law or by agreement with a third party to keep confidential. The General Partner shall make available to a Limited Partner, upon reasonable request, information required by such Limited Partner to comply with applicable Laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Limited Partner (as determined in such Limited Partner’s sole discretion); however, in no event shall the General Partner be required to disclose to any Limited Partner the identity of, or any account details relating to, any other Partner unless it is required to do so by Law applicable to it, as determined by a court of competent jurisdiction.
(b)Except as permitted by this Section 15.11 or as required by applicable Law, each party to this Agreement agrees that the provisions of this Agreement, all of the information and documents described in Article VIII, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, the Partnership or any of its Subsidiaries, any Limited Partners, the General Partner and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party to this Agreement) such matters, unless required by Law.
(c)The confidentiality obligations of the parties under this Section 15.11 shall not apply: (i) to the disclosure by (A) the General Partner of information to the Limited Partners, (B) a Limited Partner of information to the other Limited Partners, or (C) the General Partner or a Limited Partner of information to the General Partner’s or such Limited Partner’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted under this Agreement, financial advisors and other professional advisors (in the case of this clause (C) solely if such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.11 or are otherwise bound by a duty of confidentiality to such Partner) solely on a need-to-know basis, which Persons shall be bound by this Section 15.11 as if they were Limited Partners; (ii) to information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Limited Partner in breach of this Agreement or any Person acting on behalf of any of the foregoing; (iii) to information received from a source, to the knowledge of the receiving party, not bound by a duty of confidentiality to the Partnership or any of its Subsidiaries, any Partner or any Affiliate of any of the foregoing; (iv) to any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required or requested by applicable Law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party (including, for the avoidance of doubt, communications initiated by any Limited Partner with any regulatory or supervisory authority regarding good faith concerns about potential violations of law or regulation); (v) to disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement; (vi) disclosure of information to the extent necessary for a Limited Partner to prepare and file tax returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns; or (vii) to the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies. Prior to disclosing any information under any of the circumstances described in this Section 15.11(c), a party shall, to the extent permitted by applicable Law, notify the General Partner thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall this Section 15.11(c) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion), unless such disclosure is required under applicable Law.
(d)To the extent that a Limited Partner is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Limited Partner acknowledges the General Partner’s and the Partnership’s position that the information intended to be protected by the provisions of Sections 15.11(a) and 15.11(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Limited Partner with the specific understanding that such documents and information will remain confidential; (ii) the General Partner advises each such Limited Partner that the documents and information intended to be protected by the provisions of Sections 15.11(a) and 15.11(b) would not be supplied to such Limited Partner without an understanding that such documents and information will be held and treated by such Limited Partner as confidential information; and (iii) to the extent that such Limited Partner is nevertheless required to disclose any such confidential information, (A) such Limited Partner shall, unless prohibited by Law, give the General Partner prior notice of any such required disclosure and (B) such Limited Partner shall in any event maintain the confidentiality of the Partnership’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Partnership and the General Partner than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Limited Partner invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall this Section 15.11(d) permit any Limited Partner to disclose the identity of, or any account details relating to, any other Partner, without the prior written consent of the General Partner (which may be given or withheld in the General Partner’s sole discretion) unless such disclosure is required under applicable Law.
(e)The Partnership and the General Partner shall be entitled to enforce the obligations of each Limited Partner under this Section 15.11 to maintain the confidentiality of the information described in this Agreement. The remedies provided for in this Section 15.11 are in addition to and not in limitation of any other right or remedy of the Partnership or the General Partner provided by Law or equity, this Agreement or any other agreement entered into by or among one or more of the Limited Partners and/or the Partnership. Each Limited Partner expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.11 may be inadequate, and that the Partnership and the General Partner shall be entitled to institute an action for specific performance of a Limited Partner’s obligations under this Agreement. The General Partner shall be entitled to consider the different circumstances of different Limited Partners with respect to the restrictions and obligations imposed on Limited Partners under this Agreement to the full extent permitted by Law, and, to the full extent permitted by Law, the General Partner may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Limited Partner without waiving or modifying such restrictions and obligations for other Limited Partners.
(f)In addition, to the full extent permitted by Law, each Limited Partner agrees to indemnify the Partnership and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including reasonable and out-of-pocket attorneys’ fees), judgment and/or liability incurred by or imposed upon the Partnership or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) that is finally determined by such governing body, to which the Partnership or any such Indemnitee may be made a party or otherwise involved or with which the Partnership or any such Indemnitee shall be threatened, by reason of the Limited Partner’s obligations (or breach thereof) set forth in this Section 15.11.
(g)Notwithstanding any other provision of this Agreement (including this Section 15.11), PubCo may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 15.11 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise required by Law. Notwithstanding the foregoing sentence, in no event shall PubCo disclose the identity of, or any account details relating to, any Limited Partner without the prior written consent of such Limited Partner (which may be given or withheld in such Limited Partner’s sole discretion), unless such disclosure is required under applicable Law.
(h)Notwithstanding anything in this Section 15.11 to the contrary, the information rights of NB and the restrictions on disclosure and use related thereto are governed by the terms and provisions of Section 2.5 of the Investor Rights Agreement. To the extent there is any inconsistency or conflict between the terms and provisions of this Section 15.11, solely with respect to NB, and the terms and provisions of Section 2.5 of the Investor Rights

Agreement, the terms and provisions of Section 2.5 of the Investor Rights Agreement shall control.
Section 15.12Consent to Use of Name. Each Partner consents to the use and inclusion of its name in the Partnership’s books and records.
Section 15.13Consent by Spouse. Each Limited Partner who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit B attached to this Agreement (a “Consent by Spouse”), and at the time of execution of this Agreement. Each such Limited Partner shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Limited Partner. Each Limited Partner agrees and acknowledges that compliance with the requirements of this Section 15.13 by each other Limited Partner constitutes an essential part of the consideration for his or her execution of this Agreement.
Section 15.14Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy, and all of which shall constitute one agreement, binding on all parties to this Agreement.
Section 15.15Survival. The provisions of Sections 6.5, 6.6, 9.3, 9.4, 15.1, 15.2, 15.3, 15.5, 15.6, 15.7, 15.8, 15.10, 15.11, 15.12 and 15.13 (and this Section 15.15) (and any other provisions in this Agreement necessary for the effectiveness of the foregoing sections) shall survive the termination of the Partnership and/or the termination of this Agreement.
Section 15.16Anti-Money Laundering Representations and Undertakings. Each Partner acknowledges that it has read the representations and undertakings contained on Exhibit C attached to this Agreement and confirms they are true and correct.
Section 15.17Relationship to Other Blue Owl Operating Group Entities.
(a)The General Partner shall cause the Partnership to fulfill its obligations, covenants and agreements set forth in any other Blue Owl Operating Agreement.
(b)Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the right and authority (with the consent of the NB Partner Representative and the Original Limited Partner Representative) to amend this Agreement (including Section 3.4) to remove all references to any future Blue Owl Operating Group Entities, Other GP Units, Other Common Units and other Blue Owl Operating Agreements to otherwise reasonably reflect the relationship between the Partnership and other Blue Owl Operating Group Entities (if any).
Section 15.18Distributions in Kind by NB Partners. The provisions of Section 3.16(b) of the Investor Rights Agreement are incorporated herein mutatis-mutandis, except that references in such Section to “NB Aggregators” and “Registrable Securities” shall instead refer to “NB Partners” and “Common Units.”
[Intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

BLUE OWL CAPITAL INC.

/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL HOLDINGS LP

/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

BLUE OWL CAPITAL GP LLC

/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

Signature Page to Third Amended and Restated Limited Partnership Agreement of Blue Owl Capital Holdings LP

BLUE OWL MANAGEMENT VEHICLE, LP

/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

Signature Page to Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP

OWL ROCK CAPITAL FEEDER LLC
By: Owl Rock Capital Partners LP, its Managing Member

By: Owl Rock Capital Partner (GP) LLC, its General Partner

/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and
Chief Financial Officer

Signature Page to Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP

DYAL CAPITAL SLP LP

/s/ Michael Rees
Name: Michael Rees
Title: Authorized Signatory

Signature Page to Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP

NBSH BLUE INVESTMENTS, LLC

/s/ Heather Zuckerman
Name: Heather Zuckerman
Title: Authorized Signatory
NBSH BLUE INVESTMENTS II, LLC

/s/ Heather Zuckerman
Name: Heather Zuckerman
Title: Authorized Signatory

Signature Page to Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP

NEUBERGER BERMAN GROUP LLC, (x) in its capacity as the NB PARTNER REPRESENTATIVE and (y) consenting to this Agreement, for purposes of Section 2.3 of the Investor Rights Agreement

/s/ Anne Brennan
Name: Anne Brennan
Title: Chief Financial Officer
Signature Page to Third Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Holdings LP

SCHEDULE I: OWNERSHIP
(as of the Closing Date)
Maintained with the books and records of the Partnership at the General Partner’s principal office.
Schedule I

SCHEDULE II: PROTECTED PARTNERS
Maintained with the books and records of the Partnership at the General Partner’s principal office.
Schedule II

EXHIBIT A: CAPITAL CONTRIBUTIONS
Maintained with the books and records of the Partnership at the General Partner’s principal office.
A-1

EXHIBIT B: CONSENT BY SPOUSE
I acknowledge that I have read the Third Amended and Restated Agreement of Limited Partnership, effective as of April 1, 2025 (as may be amended, restated, amended and restated, modified or otherwise supplemented or waived from time to time, the “Partnership Agreement”) of Blue Owl Capital Holdings LP (the “Partnership”) and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Partnership, including any property or other interest that I have or acquire therein, under certain circumstances. I consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Partnership Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.
I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Partnership Agreement related thereto).
This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties to this Consent by Spouse, shall be governed by and construed in accordance with the laws of the [ ]* without regard to otherwise governing principles of choice of law or conflicts of law.
Dated:
NAME:
* Insert jurisdiction of residence of Partner and Spouse.
B-1

EXHIBIT C: ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS
Each Partner makes the following representations, warranties and covenants as of the Effective Date, and for so long as each such Partner holds any Partnership Interest thereafter:
(a)    The monies used to fund the Partner’s acquisition of an interest in the Partnership, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Partner’s investment in the Partnership will not be used to finance any Illegal Activities. To the best of the Partner’s knowledge, no contribution or payment, in and of itself, by any Partner to the Partnership will directly or indirectly cause the Partnership or its Affiliates to be in violation of applicable anti-money laundering, terrorist financing, or sanctions laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations (collectively, “BSA laws and regulations”); the economic and financial sanctions and trade embargoes administered or enforced by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or the U.S. Department of State; or applicable anti-money laundering and terrorist financing laws, regulations or government guidance or the economic and financial sanctions and trade embargoes of any Relevant Jurisdiction. “Relevant Jurisdiction” means the United States or the Partner’s place of organization or principal place of business.
(b)    Neither a Partner nor any person or entity controlled by or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange:
(i)    appears on sanctions-related list of designated persons maintained by OFAC (including the Specially Designated Nationals and Blocked Persons List maintained by OFAC), the U.S. Department of State, or any governmental authority of any Relevant Jurisdiction, each as amended from time to time;
(ii)    is a person or entity resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns or (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation, (c) any territory subject to comprehensive sanctions administered and enforced by OFAC, the U.S. Department of State, or any governmental authority of any Relevant Jurisdiction (at the time of this Agreement, Cuba, Iran, Syria, North Korea, and Crimea);
(iii)    is otherwise subject to economic or financial sanctions or trade embargoes administered and enforced by OFAC, the U.S. Department of State, or any governmental authority of any Relevant Jurisdiction;

(iv)    unless disclosed to the Partnership, is a Senior Foreign Political Figure, which is defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or
(v)    is a foreign shell bank, defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an Affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.
(c)    The Partners understand that the Partnership (and/or its Affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Partnership by the Partners, as well as the Partners’ identity and that of any associated persons. The Partners agree that it will provide such materials as may from time to time be reasonably requested by the Partnership or the General Partner for such purposes. In addition, the Partners agree to provide to the Partnership and its Affiliates any additional information regarding itself and any person or entity controlled by or controlling the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable laws concerning money laundering and terrorist financing, as well as trade and economic sanctions. The Partnership may take such actions as the General Partner may reasonably determine if this information is not provided or on the basis of information that is provided.
(d)    All evidence of identity and related information concerning each Partner and any person controlling or controlled by the Partner, excluding such persons or entities that are shareholders of the Partner or any person or entity controlled by or controlling the Partner in the event the Partner or any person or entity controlled by or controlling the Partner is a public company traded on a recognized securities exchange, that is provided to the Partnership is and will be true, accurate and complete. Each Partner will promptly notify the Partnership and the General Partner if any of the representations in this section cease to be true and accurate.
(e)    The General Partner may segregate and/or redeem a Partner’s investment in the Partnership, prohibit future investments or Capital Contributions, or take other appropriate action if the General Partner determines that the continued participation of any Partner could materially adversely affect the Partnership or if the action is necessary in order for the Partnership to comply with applicable laws, regulations, orders, directives or special measures. The Partners further understand that the Partnership and the General Partner (and any of their Affiliates) may release confidential information about each such Partner and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The General Partner will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.